EXECUTION VERSION
SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of November 3, 2025 (the “Second Amendment Effective Date”), is entered into among FIGS, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, and BANK OF AMERICA, N.A., as the Lender. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as defined below) or the Amended Credit Agreement (as defined below), as applicable.
RECITALS
WHEREAS, the Borrower, the Guarantors party thereto, and Bank of America, N.A., as the Lender, entered into that certain Credit Agreement dated as of September 7, 2021 (as amended by that certain First Amendment to Credit Agreement, dated as of February 27, 2023, the “Existing Credit Agreement”);
WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended as set forth below, subject to the terms and conditions specified in this Agreement; and
WHEREAS, the parties hereto are willing to amend the Existing Credit Agreement, subject to the terms and conditions specified in this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Existing Credit Agreement; Effect of this Agreement; No Impairment.
(a)Effective as of the Second Amendment Effective Date, the parties hereto agree that, the Existing Credit Agreement is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~), and (ii) add the bold underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text), in each case, as set forth in the credit agreement attached hereto as Annex A (the Existing Credit Agreement, as amended as set forth on Annex A attached hereto, the “Amended Credit Agreement”). The Amended Credit Agreement is not a novation of the Existing Credit Agreement.
(b)Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Existing Credit Agreement are hereby amended so that any reference to the Existing Credit Agreement shall mean a reference to the Amended Credit Agreement.
(c)Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Secured Party under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.
2.    Condition Precedent. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:
(a)    receipt by the Lender of (i) counterparts of this Agreement, executed by a Responsible Officer of each Loan Party and the Lender, (ii) the Disclosure Letter executed by a Responsible Officer of each Loan Party, and (iii) updated Exhibits A, B, C, D, E, F and H to the Security Agreement to the extent required to make the representations and warranties set forth in the Security Agreement relating to such Exhibits true and correct as of the Second Amendment Effective Date (assuming for such purposes that such representations and warranties referred to the Second Amendment Effective Date rather than the Closing Date);
(b)    receipt by the Lender of the following: (i) copies of the organizational documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization and certified by a Responsible Officer of each Loan Party to be true and correct as of the Second Amendment Effective Date (or, as to any organizational documents of the Borrower that have not been amended, modified or terminated since the Closing Date, certifying that such organizational documents have not been amended, modified or terminated since the Closing and remain in full force and effect, and true and complete, in the form delivered to the Lender on the Closing Date), (ii) such certificates of resolutions or other action, incumbency certificates, and/or other certificates of Responsible Officers of each Loan Party as the Lender may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement, the Amended Credit Agreement and the other Loan Documents to which such Loan Party is a party, and (iii) such documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization;
(c)    receipt by the Lender of: (i)(A) searches of UCC filings in the jurisdiction of organization of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lender’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens; and (B) tax lien and judgment searches; (ii) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Lender in order to perfect the Lender’s security interest in the intellectual property of each Loan Party; and (iii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Lender’s sole discretion, to perfect the Lender’s security interest in the Collateral;
(d)    after giving effect to the transactions contemplated by this Agreement and the Amended Credit Agreement to occur on the Second Amendment Effective Date, (i) the representations and warranties of the Borrower and each other Loan Party contained in this Agreement, the Amended Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (A)
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with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (B) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (ii) no Default has occurred and is continuing; and the Lender shall have received a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in this Section 2(d) have been satisfied;
(e)    the Loan Parties shall have provided to the Lender, and the Lender shall be reasonably satisfied with, the documentation and other information so requested by the Lender at least five (5) Business Days in advance of the Second Amendment Effective Date in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act;
(f)    to the extent requested by the Lender at least five (5) Business Days in advance of the Second Amendment Effective Date, to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Loan Party shall have delivered to the Lender a Beneficial Ownership Certification in relation to such Loan Party; and
(g)    in each case, to the extent invoiced at least two (2) Business Days in advance of the Second Amendment Effective Date or such shorter period of time as the Borrower may agree, all fees required to be paid on the Second Amendment Effective Date, and all reasonable and documented out-of-pocket expenses required by the Lender to be paid on the Second Amendment Effective Date, in each case shall have been (or substantially concurrently with the Second Amendment Effective Date will be) paid.
3.    Payment of Expenses. The Loan Parties agree to reimburse the Lender for all reasonable and documented out-of-pocket expenses incurred by the Lender in connection with the preparation, execution and delivery of this Agreement, including the reasonable and documented out-of-pocket fees, charges and disbursements of Moore & Van Allen PLLC, subject to the limitations set forth in Section 10.04(a) of the Amended Credit Agreement.
4.    Miscellaneous.
(a)    The Loan Documents, and the obligations of the Borrower and each other Loan Party under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document.
(b)    Each Loan Party (i) agrees that the Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (ii) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as Collateral for the Secured Obligations, and (iii) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents remain and continue in full force and effect in respect of, and to secure, the Secured Obligations.
(c)    Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees
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that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents.
(d)    Each Loan Party represents and warrants that:
(i)    The terms and conditions of this Agreement are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions and, if required, actions by equity holders. This Agreement has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(ii)    The execution and delivery of this Agreement by such Loan Party, and such Loan Party’s performance of its obligations hereunder, (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect, and (B) for such consents, approvals, registrations or filings the failure to make or obtain, as applicable, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii)(A) will not violate the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents of such Loan Party or any of its Subsidiaries, or (B) will not violate any Law applicable to or binding upon such Loan Party or any of its Subsidiaries, or any of any such Person’s property or to which any such Person or any of its property is subject, except for, solely in the case of the foregoing clause (d)(ii)(B) for violations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (C) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Loan Party or any of its Subsidiaries or the assets of such Loan Party or any of its Subsidiaries, or give rise to a right thereunder to require any payment to be made by such Loan Party or any of its Subsidiaries, except for such violations, defaults or right to payments which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (D) will not result in the creation or imposition of, or other requirement to create, any Lien on any asset of such Loan Party or any of its Subsidiaries.
(e)    This Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures, including facsimile or .pdf, and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement. For the avoidance of doubt, subject to Section 10.17 of the Amended Credit Agreement, the authorization under this Section 4(e) may include use or acceptance by the Lender of a manually signed counterpart of this Agreement which has been converted into electronic form (such as scanned into .pdf), or an electronically signed counterpart of this Agreement converted into another format, for transmission, delivery and/or retention.
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(f)    If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(g)    THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(h)    The terms of Sections 10.13 and 10.14 of the Amended Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWER:                FIGS, INC.,
a Delaware corporation
By: /s/ Catherine Spear
Name:    Catherine Spear
Title:    Chief Executive Officer

GUARANTOR:            FIGS COMMUNITY HUBS, LLC,
a Delaware limited liability company
By: /s/ Danielle Warner
Name:    Danielle Warner
Title:    Secretary

FIGS, INC.
SECOND AMENDMENT TO CREDIT AGREEMENT

LENDER:                BANK OF AMERICA, N.A.,
as the Lender
By: /s/ Blair Mertens
Name: Blair Mertens
Title: SVP

FIGS, INC.
SECOND AMENDMENT TO CREDIT AGREEMENT

Annex A
Amended Credit Agreement
See attached.

CREDIT AGREEMENT
Dated as of September 7, 2021
among
FIGS, INC.,
as the Borrower,
CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO,
as the Guarantors,
and
BANK OF AMERICA, N.A.,
as the Lender

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms.    1
1.02    Other Interpretive Provisions.    ~~24~~25
1.03    Accounting Terms.    25
1.04    Rounding.    ~~26~~27
1.05    Times of Day.    ~~26~~27
1.06    Letter of Credit Amounts.    ~~26~~27
1.07    UCC Terms.    27
1.08    Rates.    27
ARTICLE II REVOLVING COMMITMENT AND CREDIT EXTENSIONS    ~~27~~28
2.01    Revolving Loans.    ~~27~~28
2.02    Borrowings, Conversions and Continuations of Revolving Loans.    ~~27~~28
2.03    Letters of Credit.    29
2.04    Prepayments.    ~~34~~35
2.05    Termination or Reduction of Revolving Commitment.    ~~35~~36
2.06    Repayment of Revolving Loans.    ~~35~~36
2.07    Interest and Default Rate.    36
2.08    Fees.    ~~36~~37
2.09    Computation of Interest and Fees.    37
2.10    Payments Generally; Evidence of Debt.    ~~37~~38
2.11    Cash Collateral.    ~~37~~38
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY    ~~38~~39
3.01    Taxes.    ~~38~~39
3.02    Illegality.    39
3.03    Inability to Determine Rates.    ~~39~~40
3.04    Increased Costs.    41
3.05    Compensation for Losses.    42
3.06    Obligation to Mitigate.    42
3.07    Survival.    ~~42~~43
ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS    ~~42~~43
4.01    ~~Conditions of Initial Credit Extension~~[Reserved].    ~~42~~43
4.02    Conditions to all Credit Extensions.    ~~44~~43
ARTICLE V REPRESENTATIONS AND WARRANTIES    44
5.01    Organization; Powers.    44
5.02    Authorization; Enforceability.    ~~45~~44
5.03    Governmental Approvals; No Conflicts.    ~~45~~44
5.04    Financial Condition; No Material Adverse Change.    ~~45~~44
5.05    Properties.    45
5.06    Litigation and Environmental Matters.    ~~46~~45
5.07    Compliance with Laws and Agreements.    ~~46~~45
5.08    Investment Company Status.    46
5.09    Taxes.    46
5.10    ERISA.    ~~47~~46
5.11    Disclosure.    ~~47~~46
5.12    Solvency.    47
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5.13    Insurance.    ~~48~~47
5.14    Capitalization and Subsidiaries.    ~~48~~47
5.15    Security Interest in Collateral.    ~~48~~47
5.16    Employment Matters.    48
5.17    Margin Regulations.    48
5.18    Use of Proceeds.    ~~49~~48
5.19    No Burdensome Restrictions.    ~~49~~48
5.20    Anti-Corruption Laws and Sanctions.    ~~49~~48
5.21    Plan Assets; Prohibited Transactions.    ~~49~~48
5.22    Status as Affected Financial Institution; Status as Covered Entity.    49
5.23    Outbound Investment Rules.    49
ARTICLE VI AFFIRMATIVE COVENANTS    ~~50~~49
6.01    Financial Statements and Other Information.    ~~50~~49
6.02    Notice of Material Events.    ~~52~~51
6.03    Existence.    ~~53~~52
6.04    Payment of Obligations.    ~~53~~52
6.05    Maintenance of Properties.    ~~53~~52
6.06    Books and Records; Inspection Rights.    ~~53~~52
6.07    Compliance with Laws.    ~~54~~53
6.08    Use of Proceeds.    ~~54~~53
6.09    Insurance.    ~~54~~53
6.10    Depository Bank.    54
6.11    Additional Guarantors; Additional Collateral; Further Assurances.    54
6.12    Post-Closing Covenant.    ~~56~~55
ARTICLE VII NEGATIVE COVENANTS    ~~56~~55
7.01    Indebtedness.    ~~56~~55
7.02    Liens.    ~~59~~58
7.03    Fundamental Changes.    60
7.04    Investments, Loans, Advances, Guarantees and Acquisitions.    ~~61~~60
7.05    Asset Sales.    ~~63~~62
7.06    Sale and Leaseback Transactions.    ~~64~~63
7.07    Restricted Payments; Junior Debt Payments.    64
7.08    Transactions with Affiliates.    ~~66~~65
7.09    Restrictive Agreements.    ~~66~~65
7.10    Amendment of Material Documents; Change in Legal Name, State of Organization, Form of Organization or Principal Place of Business.    66
7.11    Financial Covenant.    ~~67~~66
7.12    Outbound Investment Rules.    67
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES    ~~67~~66
8.01    Events of Default.    ~~67~~66
8.02    Remedies upon Event of Default.    69
8.03    Application of Funds.    ~~70~~69
ARTICLE IX CONTINUING GUARANTY    ~~70~~69
9.01    Guaranty.    ~~70~~69
9.02    Rights of Lender.    70
9.03    Certain Waivers.    ~~71~~70
9.04    Obligations Independent.    71

9.05    Subrogation.    71
9.06    Termination; Reinstatement.    71
9.07    Stay of Acceleration.    ~~72~~71
9.08    Condition of Borrower.    ~~72~~71
9.09    Appointment of Borrower.    72
9.10    Right of Contribution.    72
9.11    Keepwell.    72
ARTICLE X MISCELLANEOUS    ~~73~~72
10.01    Amendments, Etc.    ~~73~~72
10.02    Notices; Effectiveness; Electronic Communications.    73
10.03    No Waiver; Cumulative Remedies; Enforcement.    74
10.04    Expenses; Indemnity; Damage Waiver.    74
10.05    Payments Set Aside.    ~~76~~75
10.06    Successors and Assigns.    76
10.07    Treatment of Certain Information; Confidentiality.    76
10.08    Right of Setoff.    77
10.09    Interest Rate Limitation.    ~~78~~77
10.10    Integration; Effectiveness.    ~~78~~77
10.11    Survival of Representations and Warranties.    78
10.12    Severability.    78
10.13    Governing Law; Jurisdiction; Etc.    78
10.14    Waiver of Jury Trial; California Judicial Reference.    79
10.15    Subordination.    80
10.16    No Advisory or Fiduciary Responsibility.    80
10.17    Electronic Execution; Electronic Records; Counterparts.    ~~81~~80
10.18    USA PATRIOT Act Notice.    ~~82~~81
10.19    Acknowledgement Regarding Any Supported QFCs.    82

SCHEDULES
Schedule 1.01        Certain Addresses for Notices
EXHIBITS
Exhibit A        Form of Compliance Certificate
Exhibit B        Form of Joinder Agreement
Exhibit C        Form of Loan Notice
Exhibit D        Form of Notice of Loan Prepayment
Exhibit E        Form of Revolving Note

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of September 7, 2021 among FIGS, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, and BANK OF AMERICA, N.A., as the Lender.
PRELIMINARY STATEMENTS:
WHEREAS, the Borrower has requested that the Lender make loans and other financial accommodations to the Borrower and its Subsidiaries in an aggregate amount of up to $100,000,000.
WHEREAS, the Lender has agreed to make such loans and other financial accommodations to the Borrower and its Subsidiaries on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
Article I

DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the voting Equity Interests or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person that constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.
“Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements, and (b) all reasonable and documented costs and expenses incurred in connection with enforcement and collection of the foregoing, including the reasonable and documented fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided, that, Additional Secured Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement, including all schedules, exhibits and annexes hereto.
“Anti-Corruption Laws” means all Laws of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Rate” means (a) with respect to Term SOFR Loans, 1.125%, and (b) with respect to Base Rate Loans, 0.125%.
“Approved Estate Planning Vehicle” means, for any Person, any trust, entity, family partnership, or other similar estate planning vehicle established by or on behalf of, and for the primary benefit of, such Person.
“Approved Foreign Bank” has the meaning specified in the definition of “Cash Equivalents.”
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(ii).
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Revolving Commitment pursuant to Section 2.05, and (c) the date of termination of the commitment of the Lender to make Revolving Loans and L/C Credit Extensions pursuant to Section 8.02.
“Bank of America” means Bank of America, N.A.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus one-half of one percent (0.50%), (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR plus one percent (1.00%); provided, that, if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Revolving Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Burdensome Restriction” means any consensual encumbrance or restriction of the type described in clause (a) or clause (b) of Section 7.09.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Lender’s Office is located or Los Angeles, California.
“Capital Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligation is required to be classified and accounted for as a capital lease or a financing lease on a balance sheet of such Person under GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Collateralize” means to pledge and deposit with or deliver to the Lender, as Collateral for L/C Obligations, (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Lender, and/or (c) if the Lender shall agree, in its sole discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance satisfactory to the Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.
“Cash Equivalents” means any of the following types of investments, to the extent owned by the Borrower or any of its Subsidiaries: (a)(i) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than one (1) year from the date of acquisition thereof; provided, that, the full faith and credit of the United States is pledged in support thereof; and (ii) in the case of a Foreign Subsidiary, readily marketable obligations issued or directly and fully guaranteed or insured by the government, governmental agency or applicable multinational intergovernmental organization of the country of such Foreign Subsidiary’s organization or backed by the full faith and credit of the government, governmental agency or applicable multinational intergovernmental organization of the country of such Foreign Subsidiary’s organization having maturities of not more than one (1) year from the date of acquisition thereof; (b) readily marketable obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and having, at the time of acquisition, the highest rating obtainable from Moody’s or S&P; (c) demand deposits, time deposits, repurchase agreements or reverse repurchase agreements with, or insured certificates of deposit or bankers’ acceptances of, or that are guaranteed by, any commercial bank that (i)(A) is the Lender, or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (d) of this definition, and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than one (1) year from the date of acquisition thereof; (d) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than one (1) year from the date of acquisition thereof; (e) corporate promissory notes or other obligations maturing not more than one (1) year after the date of acquisition which at the time of such acquisition have, or are supported by, an unconditional guaranty from a corporation with similar obligations which have the highest rating obtainable from Moody’s or S&P; (f) investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (a), (b), (c), (d), and (e) of this definition; (g) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing; and (h) solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business (provided, that, such country is a member of the Organization for Economic Cooperation and Development), and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within one hundred eighty (180) days of the date of acquisition, and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank.
“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“CFC” means a Subsidiary that is a controlled foreign corporation under Section 957 of the Code.
“Change in Law” means the occurrence, after the Closing Date, of any of the following, (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, becomes, or obtains rights (whether by means of warrants, options, or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of at least 50.1% of the outstanding voting Equity Interests of the Borrower on a fully diluted basis.
“Closing Date” means September 7, 2021.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become or be intended to be, subject to a security interest or Lien in favor of the Lender, on behalf of the Secured Parties, to secure the Secured Obligations; provided, that, the Collateral shall not include any Excluded Assets.
“Collateral Account” has the meaning specified in Section 2.03(n)(i).
“Collateral Document” means each of the Security Agreement, each Joinder Agreement, and each other agreement, instrument, or document executed in connection with this Agreement that is intended to create, perfect or evidence Liens to secure the Secured Obligations, including any other security agreement, pledge agreement, loan agreement, note, guarantee, subordination agreement, pledge, power of attorney, consent, assignment, contract, fee letter, notice, lease, financing statement, or other written matter whether theretofore, now or hereafter executed by any Loan Party and delivered to the Lender.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Communication” means this Agreement, any other Loan Document and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement or any other Loan Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit A.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Lender (in consultation with the Borrower), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Lender determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as a liability and including any expenditures of Capital Lease Obligations) of the Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or are required to be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries.
“Consolidated Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, without duplication, the aggregate principal amount of all Indebtedness of the types described in clauses (a), (b), (d), (e), (f) (limited, however, to Guarantees of Consolidated Indebtedness), (g), (h) (limited, however, to amounts that are funded under such letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments and remain unreimbursed as of such date of determination), (i) (limited, however, to earn-out obligations to the extent such obligations would appear as a liability upon the balance sheet for the Borrower and its Subsidiaries in accordance with GAAP), and (j).  Consolidated Indebtedness of the Borrower and its Subsidiaries shall include the Consolidated Indebtedness of any other entity (including any partnership in which the Borrower or a Subsidiary is a general partner) to the extent the Borrower or a Subsidiary is liable therefor as a result of the Borrower’s or such Subsidiary’s ownership interest in or other relationship with such entity, except to the extent the terms of such Consolidated Indebtedness provide that the Borrower or such Subsidiary not liable therefor.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 10.19.
“Credit Extension” means each of the following: (a) a Revolving Borrowing; and (b) an L/C Credit Extension.
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debtor Relief Law” means the Bankruptcy Code of the United States, and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2.0%) in excess of the rate otherwise applicable thereto, and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate, plus the Applicable Rate for Revolving Loans that are Base Rate Loans, plus two percent (2.0%), in each case, to the fullest extent permitted by applicable Laws.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Disclosed Matters” means the actions, suits, proceedings and environmental matters disclosed in Schedule 5.06 of the Disclosure Letter.
“Disclosure Letter” means that certain Disclosure Letter, dated as of the ~~Closing~~Second Amendment Effective Date, that was delivered to and accepted by Lender as of the ~~Closing~~Second Amendment Effective Date, to which each of the Schedules to such Disclosure Letter referenced herein is attached. Each reference to a Schedule of the Disclosure Letter shall refer to the applicable Schedule attached to the Disclosure Letter.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
“EBITDA” means, for any period, Net Income for such period, plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) unrealized losses in respect of Swap Contracts, (v) any extraordinary non-cash charges for such period, (vi)(A) any other non-cash charges (including realized non-cash foreign exchange losses, non-cash stock based compensation charges, and non-cash losses due to transitioning to GAAP accounting policies) for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in any other period), and (B) any payroll taxes paid in such period as a result of non-cash stock based compensation, (vii) fees and expenses directly incurred or paid in connection with (A) the Loan Documents, (B) any transaction not prohibited by this Agreement, and (C) to the extent permitted under the Loan Documents, issuances or incurrence of Indebtedness, issuances of Equity Interests or refinancing transactions and modifications of instruments (including any amortization or write-off of debt issuance or deferred financing costs, premiums, prepayment penalties, commissions, discounts, yield and other fees and charges), (viii) any non-recurring charges, costs, losses, fees and expenses directly incurred or paid directly as a result of discontinued operations or any sale or disposition of any asset of the Borrower or any of its Subsidiaries, (ix)(A) any costs (including expenses and fees) incurred to the extent covered by indemnification provisions in any agreement or otherwise reimbursable by a third party, and (B) any costs incurred with respect to liability, casualty events or business interruption, to the extent covered by insurance and received during such period, or, in each case, reasonably expected to be received within 180 days from such period, so long as (I) the Borrower has made a good faith determination that there exists reasonable evidence that such amount will in fact be received within 180 days and (II) such amount is in fact reimbursed within 180 days following the date of such evidence (with a decrease in the immediately succeeding period for any amounts so included pursuant to this clause (ix) to the extent not so reimbursed within such 180 days), (x) expected cost savings, operating expense reductions, restructuring charges and expenses and synergies related to dispositions, restructurings, cost savings initiatives, operating improvements and other similar initiatives projected by the Borrower in good faith to be realized as a result of any disposition, restructuring activity, consolidation, integration, operational change, or any investment, in each case within the four consecutive fiscal quarters following the consummation thereof, calculated as though such cost savings and other reductions had been realized on the first day of such period and net of the amount of actual benefits received during such period, (xi) any costs, charges, accruals, reserves or expenses in such period attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, integration, transition, facilities opening and pre-opening, business optimization and other restructuring and integration costs, charges accruals, reserves and expenses (including inventory optimization programs, software development costs, costs related to the closure or consolidation of facilities, stores and distribution centers, curtailments, costs related to entry into new markets, costs related to preopening and opening of stores, distribution centers or other facilities, consulting fees, signing costs, retention or completion bonuses, relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans and new systems design and implementation costs and project startup costs), (xii) any costs, fees, or expenses incurred in such period related to or in connection with the SPI Litigation in an aggregate amount not to exceed $12,000,000 in any four fiscal quarter period, (xiii) any extraordinary freight charges, costs, or expenses in such period as a result of economic conditions outside of the control of the Borrower and its Subsidiaries, (xiv) net losses (including all fees, expenses and charges related thereto) in such period in connection with the retirement or extinguishment of Indebtedness, and (xv) non-recurring cash charges in such period, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(vi) taken in any other period, and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided, that, notwithstanding the foregoing, the aggregate amount added back pursuant to clauses (a)(vi)(B), (a)(x), (a)(xi), (a)(xii), (a)(xiii) and (a)(xv) in any period shall not exceed an amount equal to twenty seven and one-half percent (27.5%) of EBITDA for such period (calculated prior to giving effect to all such add backs).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the specified in Section 10.17.
“Electronic Record” has the meaning specified in 15 USC §7006.
“Electronic Signature” has the meaning specified in 15 USC §7006.
“Environmental Law” means any law, rule, regulation, code, ordinance, order, decree, judgment, injunction, notice or binding agreement issued, promulgated or entered into by any Governmental Authority relating in any way to the (a) the environment, (b) preservation or reclamation of natural resources, (c) management, Release or threatened Release of any Hazardous Material, or (d) health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event” (as defined in Section 4043(c) of ERISA or the regulations issued thereunder) with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan, or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, or in critical status, within the meaning of Title IV of ERISA.
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Account” means (a) any deposit account or securities account that is not maintained in the United States, (b) any deposit account or securities account for which it is necessary or desirable for the Borrower or the applicable Subsidiary to maintain such account in a jurisdiction where the Lender does not maintain a material physical presence, (c) any account maintained exclusively for payroll or other employee wage and benefit purposes, (d) any escrow account, (e) any investment account, (f) any account ~~into which cash collateral of the type described on Schedule 7.02 of the Disclosure Letter is deposited (but only for so long as~~maintained exclusively for the purpose of holding cash collateral to secure obligations arising in connection with letters of credit, solely to the extent that (i) the Liens on such cash collateral are permitted pursuant to Section 7.02, and (ii) the obligations arising in connection with such letters of credit are permitted pursuant to Section 7.01 (provided, that, any such account shall no longer be excluded pursuant to this clause (f) once the letters of credit ~~described on Schedule 7.01 of the Disclosure Letter remain~~for which such cash collateral was provided are no longer outstanding), and (g) any petty cash account (provided, that, the aggregate amount on deposit at any time in all such accounts excluded pursuant to this clause (~~f~~g) shall not exceed $~~100,000~~250,000).

“Excluded Asset” means (a) any fee-owned real property (including any leasehold interest therein), (b) any asset in respect of which pledges and security interests are prohibited by applicable Law or agreements with any Governmental Authority (other than to the extent that such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable Law) (provided, that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions, such asset shall automatically cease to constitute an Excluded Asset), (c) any Equity Interests in any Person other than ~~wholly-owned~~Wholly Owned Subsidiaries to the extent not permitted by customary terms in such Person’s organizational or joint venture documents (unless any such restriction would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable Law), (d) any lease, license or other agreement, or any property subject to a purchase money security interest, similar arrangement or other contractual restriction, in each case to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, purchase money or other arrangement or contractual restriction or create a right of termination in favor of any other party thereto (other than the Lender) (other than (i) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (ii) to the extent that any such term has been waived, or (iii) to the extent any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable Law) (provided, that, immediately upon the ineffectiveness, lapse or termination of any such express term, such asset shall automatically cease to constitute an Excluded Asset), (e) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act of an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (f) Margin Stock, (g) any commercial tort claim (as defined in the UCC) with a value of less than $500,000, (h) any voting Equity Interests in a Foreign Subsidiary that is a CFC or in a Foreign Subsidiary Holding Company, in each case, in excess of 65% of the total voting Equity Interests in such Subsidiary, and (i) any other asset where the cost of obtaining or perfecting a security interest in such asset exceeds the practical benefit to the Secured Parties afforded thereby as reasonably determined by the Lender in writing (in consultation with the Borrower) (provided, that, the defined term “Excluded Asset” shall not include any proceeds, products, substitutions or replacements of any Excluded Asset (unless such proceeds, products, substitutions or replacements would otherwise constitute an Excluded Asset)).
“Excluded Subsidiary” means any Subsidiary that is (a) not a Wholly Owned Subsidiary, (b) a CFC (it being understood that, on and as of the Second Amendment Effective Date, FIGS Canada, Inc., a corporation organized under the laws of Ontario, is a CFC), (c) an Immaterial Subsidiary, (d) prohibited or restricted (but only for so long as such Subsidiary would be prohibited or restricted) by (i) applicable Law, or (ii) by binding contractual restriction existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into contemplation thereof) from guaranteeing the Secured Obligations, (e) not able to guarantee the Secured Obligations without obtaining consent, approval, license or authorization from any Governmental Authority (and such consent, approval, license or authorization has not been obtained), (f) not able to guarantee the Secured Obligations without resulting in material adverse tax consequences, as reasonably determined by the Borrower in consultation with the Lender, (g) a Foreign Subsidiary Holding Company, (h) a direct or indirect Subsidiary of a CFC or a Foreign Subsidiary Holding Company, (i) a special purpose securitization vehicle (or similar entity), (j) a not-for-profit Subsidiary, (k) a captive insurance Subsidiary, and (l) a Subsidiary with respect to which, in the reasonable judgment of the Borrower and the Lender, the burden or cost of providing a guarantee of the Secured Obligations shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act

(determined after giving effect to Section 9.11 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Loan Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Loan Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.
“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Revolving Commitment has terminated, (b) all Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Lender shall have been made).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective ~~date~~rate; provided, that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Financial Officer” means, with respect to any Loan Party, the chief financial officer, principal accounting officer, treasurer or controller of such Loan Party.
“Foreign Subsidiary” means each Subsidiary that is not a Domestic Subsidiary.
“Foreign Subsidiary Holding Company” means any Domestic Subsidiary substantially all of the assets of which consist of the Equity Interests (including any debt instrument treated as equity for U.S. federal income tax purposes) of one or more CFCs.
“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including the FASB ASC, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such

Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that, the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (i) the stated or determinable amount of the primary payment obligation in respect of which such Guarantee is made, and (ii) the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary payment obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of the Guarantee shall be such guaranteeing Person’s maximum reasonably possible liability in respect thereof as reasonably determined by the Borrower in good faith.
“Guaranteed Obligations” has the meaning specified in Section 9.01.
“Guarantor” means (a) each Subsidiary that becomes a Guarantor after the Closing Date pursuant to Section 6.11, and (b) with respect to Additional Secured Obligations owing by any Loan Party or any of its Subsidiaries and any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 9.01 and 9.11) under the Loan Guaranty, the Borrower.
“Hazardous Material” means: (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; (b) any substance listed as a hazardous substance by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.
“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary that (a) for the four fiscal quarter period of the Borrower most recently ended on or prior to such date for which financial statements have been (or required to have been) delivered pursuant to Section 6.01(a) or Section 6.01(b), as applicable, contributed five percent (5.0%) or less to EBITDA for such period, or (b) as of the last day of the four fiscal quarter period of the Borrower most recently ended on or prior to such date for which financial statements have been (or required to have been) delivered pursuant to Section 6.01(a) or Section 6.01(b), as applicable, has consolidated assets representing five percent (5.0%) of the consolidated total assets of the Borrower and its Subsidiaries as of such date.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services if and to the extent such obligation would appear as a liability upon the balance sheet of such Person in accordance with GAAP (excluding (i) accounts payable or other liability to trade creditors incurred in the ordinary course of business and not overdue for more than ninety (90) days, and (ii) deferred compensation and severance, pension, health and welfare retirement and equivalent benefits to current or former directors, managers, officers, employees, members of management and consultants such Person and its Subsidiaries incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (provided, that, if such Person has not assumed or otherwise become liable in respect of such Indebtedness, such obligations shall be deemed to be in an amount equal to the lesser of (i) the unpaid amount of such Indebtedness, and (ii) the fair market value of such property at the time of determination (in the Borrower’s good faith estimate)), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments (with such obligations being deemed to be the maximum amount available to be drawn thereunder), (i) obligations of such Person under any earn-out (which for all purposes of this Agreement shall be valued at the maximum potential amount payable with respect to each such earn-out), (j) all other Off-Balance Sheet Liability of such Person, and (k) all net obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) all Swap Contracts, and (ii) all cancellations, buy backs, reversals, terminations or assignments of any Swap Contract transaction. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall not include operating leases.
“Indemnitee” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07(a).
“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Contracts in respect of interest rates, to the extent such net costs are allocable to such period in accordance with GAAP), calculated for the Borrower and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.
“Interest Payment Date” means: (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Term SOFR Loan and the Maturity Date; provided, that, if any Interest Period for a Term SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.
“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice; provided, that, (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (c) no Interest Period shall extend beyond the Maturity Date.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Document” means, with respect to any Letter of Credit, the Letter of Credit Application for such Letter of Credit and any other document, agreement and instrument entered into by the Lender and the Borrower (or any Subsidiary) or in favor of the Lender and relating to such Letter of Credit.
“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit B executed and delivered in accordance with the provisions of Section 6.11.
“Junior Debt” means (a) any Subordinated Indebtedness, (b) any Indebtedness secured by a Lien on the Collateral junior to the Liens created under the Collateral Documents, or (c) any Indebtedness for borrowed money that is unsecured.
“Junior Debt Payment” means any voluntary or optional payment or prepayment of principal of, or any redemption, purchase, retirement, extinguishment, defeasance, discharge or other satisfaction prior to the scheduled maturity of (including any optional redemption, refinancing, conversion, required repurchase, exchange, open market purchase, or privately negotiated purchase), any Junior Debt.
“Law” or “law” means any international, foreign, federal, state or local statute, treaty, rule, guideline, regulation, ordinance, code, or administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and any applicable administrative order, directed duty, request, license, authorization, or permit of, or agreement with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, the extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Disbursement” means any payment made by the Lender pursuant to a Letter of Credit.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit as of such date, plus the aggregate of all unreimbursed amounts with respect to any L/C Disbursement as of such date. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be outstanding in the amount so remaining available to be drawn.
“Lender” means Bank of America.
“Lender’s Office” means the Lender’s address and, as appropriate, account as set forth on Schedule 1.01, or such other address or account as the Lender may from time to time notify the Borrower, which office may include any Affiliate of the Lender or any domestic or foreign branch of the Lender or such Affiliate.
“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Lender.
“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(j).
“Letter of Credit Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $25,000,000 and (b) the Revolving Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Document” means each of this Agreement, the Disclosure Letter, the Revolving Note, each Issuer Document, each Collateral Document, any agreement creating or perfecting rights in Cash Collateral pursuant, each Compliance Certificate, each other certification delivered in connection with this Agreement, each intercreditor agreement executed by the Lender, each subordination agreement executed by the Lender, and each other agreement, instrument, document or certificate identified in Section 4.01 (as such Section was in effect on the Closing Date) or identified in Section 2 of the Second Amendment, in each case, executed and delivered to, or in favor of, the Lender (but specifically excluding any Secured Hedge Agreement or any Secured Cash Management Agreement).
“Loan Guaranty” means, collectively, the Guarantee made by the Guarantors under Article IX in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.11.
“Loan Notice” means a notice delivered pursuant to Section 2.02(a) of (a) a Revolving Borrowing, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, which shall be substantially in the form of Exhibit C or such other form as may be approved by the Lender (including any form on an electronic platform or electronic transmission system as shall be approved by the Lender), appropriately completed and signed by a Responsible Officer of the Borrower.
“Loan Party” means each of the Borrower and each Guarantor.
“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform any of its Obligations, (c) the value of the Collateral, taken as a whole, or the priority of Lender’s Liens (on behalf of itself and the other Secured Parties) thereon, or (d) the rights of or remedies available to the Lender under any of the Loan Documents.
“Material Indebtedness” means Indebtedness (other than the Revolving Loans and Letters of Credit), or obligations in respect of one or more Swap Contracts, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding the Threshold Amount. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Contract were terminated at such time.
“Maturity Date” means ~~September 7, 2026~~November 3, 2030; provided, that~~, in each case~~, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Rate” has the meaning specified in Section 10.09.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.11(a)(i) or (a)(ii), an amount equal to one hundred two percent (102%) of the Outstanding Amount of all L/C Obligations, and (b) otherwise, an amount determined by Lender.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Income” means, for any period, the consolidated net income (or loss) determined for the Borrower and its Subsidiaries, on a consolidated basis in accordance with GAAP; provided, that, there shall be excluded therefrom (a) the income (or deficit) of any Person accrued prior to the date such Person becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, and (c) the undistributed earnings of any

Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not permitted by the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Subsidiary.
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(ii).
“Notice Amount” means, as of any date of determination, an amount equal to the greater of (a) $10,000,000, and (b) ten percent (10%) of TTM EBITDA.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Revolving Loan, which shall be substantially in the form of Exhibit D or such other form as may be approved by the Lender (including any form on an electronic platform or electronic transmission system as shall be approved by the Lender), appropriately completed and signed by a Responsible Officer of the Borrower.
“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Revolving Loan or Letter of Credit, and (b) all reasonable and documented costs and expenses incurred in connection with enforcement and collection of the foregoing, including the reasonable and documented fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided, that, without limiting the foregoing, the Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction that is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (other than operating leases).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the Second Amendment Effective Date, as codified at 31 C.F.R. § 850.101 et seq.
“Outstanding Amount” means (a) with respect to Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Revolving Borrowings and prepayments or repayments of Revolving Loans, as the case may be, occurring on such date, and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of unreimbursed amounts with respect to any L/C Disbursement.
“Patriot Act” has the meaning specified in Section 10.18.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Permitted Acquisition” means an Acquisition by a Loan Party (the Person or division, line of business or other business unit of the Person to be acquired in such Acquisition shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Borrower and its Subsidiaries pursuant to the terms of this Agreement, in each case so long as (a) no Default shall then exist or would exist after giving effect thereto, (b) the Loan Parties shall demonstrate to the reasonable satisfaction of the Lender that, after giving Pro Forma Effect to the Acquisition and the incurrence of any Indebtedness in connection therewith, the Total Net Leverage Ratio recalculated as of the end of the twelve-month period most recently ended for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or (b) shall be at least 0.25 less than the then applicable level set forth in Section 7.11, and (c) such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Loan Party and the Target.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes if the applicable Person is in compliance with Section 6.04;
(b)    carriers’, landlord’s, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than ninety (90) days or are being contested in compliance with Section 6.04;
(c)    pledges and deposits (i) made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public, statutory or regulatory obligations, and (ii) with respect to letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (c)(i) above;
(d)    pledges and deposits to (i) secure the performance of bids, trade and commercial contracts, government contracts, leases, statutory obligations, surety and appeal bonds, performance and completion bonds and other obligations of a like nature, in each case in the ordinary course of business, and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (d)(i) above;
(e)    judgment Liens in respect of judgments that do not constitute an Event of Default under Section 8.01(k) or securing appeal or surety bonds related to such judgments;
(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
(g)    banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and payment processors; provided, that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness;
(h)    any interest or title of a licensor under any license or sublicense entered into by the Borrower or any Subsidiary as a licensee or sublicensee (i) existing on the ~~Closing~~Second Amendment Effective Date and set forth on Schedule 7.02 of the Disclosure Letter, or (ii) in the ordinary course of its business;

(i)    non-exclusive licenses, sublicenses, leases or subleases granted (i) between or among any of the Loan Parties or any of their respective Subsidiaries (or any combination thereof), or (ii) to other Persons permitted under Section 7.03;
(j)    possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Cash Equivalents;
(k)    statutory Liens of landlords;
(l)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and
(m)    any interest or title of a lessor, sublessor, licensor or sublicensor under any leases, subleases, licenses or sublicenses entered into by the Borrower or any Subsidiary as lessee, sublessee, sublessor, licensor or sublicensor in the ordinary course of business.
“Permitted Holder” means each of (a)(i) ~~Thomas J. Tull~~Heather Hasson, (ii) any entity that is, directly or indirectly, Controlled by the individual referenced in clause (a)(i) above, (iii) any Approved Estate Planning Vehicle of the individual referenced in clause (a)(i) above, and (iv) after the individual referenced in clause (a)(i) above dies or becomes incapacitated, the heirs or beneficiaries of the individual referenced in clause (a)(i) above, and (b)(i) ~~Heather Hasson~~Catherine Spear, (ii) any entity that is, directly or indirectly, Controlled by the individual referenced in clause (b)(i) above, (iii) any Approved Estate Planning Vehicle of the individual referenced in clause (b)(i) above, and (iv) after the individual referenced in clause (b)(i) above dies or becomes incapacitated, the heirs or beneficiaries of the individual referenced in clause (b)(i) above~~, and (c)(i) Catherine Spear, (ii) any entity that is, directly or indirectly, Controlled by the individual referenced in clause (c)(i) above, (iii) any Approved Estate Planning Vehicle of the individual referenced in clause (c)(i) above, and (iv) after the individual referenced in clause (c)(i) above dies or becomes incapacitated, the heirs or beneficiaries of the individual referenced in clause (c)(i) above.~~.
“Permitted Lien” means any Lien permitted under Section 7.02.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred on and as of the first day of the relevant period: (a)(i) with respect to any Disposition or any sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded, and (ii) with respect to any Acquisition or other investment that results in a Person becoming a Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01, and (B) such items are supported by financial statements or other information reasonably satisfactory to the Lender; (b) any retirement of Indebtedness (it being understood and agreed that in connection with any retirement of Indebtedness, interest accrued during the relevant period shall be excluded from the applicable calculations); and (c) any incurrence or assumption of Indebtedness by the Borrower or any of its

Subsidiaries (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, (x) Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner, and (y) any such calculation shall be subject to the applicable limitations set forth in the definition of “EBITDA.”
“Projections” has the meaning specified in Section 6.01(e).
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 10.19.
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Refinance Indebtedness” has the meaning specified in Section 7.01(f).
“Regulation D” means Regulation D of the Federal Reserve Board and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, or dumping of any substance into the environment.
“Report” means any report prepared by the Lender or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrower’s or any of its Subsidiary’s assets from information furnished by or on behalf of the Borrower, after the Lender has exercised its rights of inspection pursuant to this Agreement.
“Request for Credit Extension” means (a) with respect to a Revolving Borrowing, or a conversion or continuation of Revolving Loans, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents of such Person, and (b) any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means, with respect to any Loan Party, (a) a chief executive officer, a Financial Officer, or the president of such Loan Party, (b) solely for purposes of the delivery of incumbency certificates or other similar certificates to which organizational documents and/or resolutions are attached, the secretary or any assistant secretary of such Loan Party, and (c) solely for purposes of notices given pursuant to Article II, any other officer or employee of such Loan Party so designated by any of the foregoing officers in a notice to the Lender. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Lender, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Lender, appropriate authorization documentation, in form and substance reasonably satisfactory to the Lender.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests. Notwithstanding the foregoing, and for the avoidance of doubt, the conversion of any convertible debt security into an Equity Interests shall not constitute a Restricted Payment.
“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period, made by the Lender pursuant to Section 2.01.
“Revolving Commitment” means the Lender’s obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, and (b) issue Letters of Credit pursuant to Section 2.03. The Revolving Commitment on the ~~Closing~~Second Amendment Effective Date shall be $100,000,000.
“Revolving Facility” means, at any time, the aggregate amount of the Lender’s Revolving Commitment at such time.
“Revolving Loan” has the meaning specified in Section 2.01.
“Revolving Note” means a promissory note made by the Borrower in favor of the Lender evidencing Revolving Loans made by the Lender substantially in the form of Exhibit E.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc.
“Sale and Leaseback Transaction” has the meaning specified in Section 7.06.
“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions (as of the Closing Date, Crimea, Cuba, Iran, North Korea, and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).
“SEC” means the Securities and Exchange Commission.
“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, among the Borrower, the Guarantors party thereto, and Bank of America, as the Lender.

“Second Amendment Effective Date” means November 3, 2025.
“Secured Cash Management Agreement” means any Cash Management Agreement between the Borrower or any Subsidiary and the Lender or an Affiliate of the Lender.
“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract not prohibited by this Agreement between the Borrower or any Subsidiary and the Lender or an Affiliate of the Lender.
“Secured Obligations” means all Obligations and all Additional Secured Obligations.
“Secured Party” means each of the Lender, any Affiliate of the Lender party to Secured Cash Management Agreement or a Secured Hedge Agreement, and each Indemnitee.
“Securities Act” means the Securities Act of 1933.
“Security Agreement” means the pledge and security agreement, dated as of the Closing Date, executed in favor of the Lender by each of the Loan Parties.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
~~“SOFR Adjustment” means: (a) with respect to Daily Simple SOFR, 0.10% (10 basis points); and (b) with respect to Term SOFR, (i) 0.10% (10 basis points) for an Interest Period of one-month’s duration, (ii) 0.10% (10 basis points) for an Interest Period of three-months’ duration, and (iii) 0.10% (10 basis points) for an Interest Period of six-months’ duration.~~
“Specified Event of Default” means an Event of Default pursuant to Section 8.01(a), Section 8.01(b), Section 8.01(h), Section 8.01(i) or Section 8.01(j).
“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 9.11).
“Specified Transaction” means (a) any Acquisition, any Disposition, any sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, or any investment that results in a Person becoming a Subsidiary, (b) any incurrence or repayment of Indebtedness, or (c) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant, calculation as to Pro Forma Effect with respect to a test or covenant, or requires such test or covenant to be calculated on a Pro Forma Basis.
“SPI” means Strategic Partners, Inc.
“SPI Litigation” means, collectively, (a) the action filed by SPI against the Borrower in the Superior Court for the County of Los Angeles, in which SPI alleges, among other things, false advertising, unfair business practices, untrue and misleading advertising, intentional interference with prospective economic relations, conversion and breach of fiduciary duty, which case was removed to the U.S. District Court for the Central District of California in March 2019, (b) the action filed by SPI on September 3, 2019 against the Borrower’s co-founders and co-Chief Executive Officers in Los Angeles Superior Court covering the same subject matter as specified in clause (a) above, which action has been stayed until the conclusion of the action specified in clause (a) above, and (c) any other proceeding (including arbitration, judicial reference or any other dispute resolution process) brought by any Person involving the same or substantially the same subject matter described in clause (a) or clause (b) above.
“Subordinated Indebtedness” of a Person means any Indebtedness of such Person, the payment of which is subordinated to payment of the Secured Obligations to the written reasonable satisfaction of the Lender.

“Subordinating Loan Party” has the specified in Section 10.15.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of the voting Equity Interests are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Successor Rate” has the meaning specified in Section 3.03(b).
“Supported QFC” has the meaning specified in Section 10.19.
“Swap Contract” means (a) any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any transaction of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Guarantor any obligation of such Guarantor to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Target” has the meaning specified in the definition of “Permitted Acquisition.”
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means: (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; ~~in each case, plus the SOFR Adjustment for such Interest Period;~~ and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; provided, that, if Term SOFR determined in accordance with either of the foregoing clause (a) or clause (b) would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Revolving Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR.”
“Term SOFR Replacement Date” has the meaning specified in Section 3.03(b).
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Lender) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Lender from time to time).
“Threshold Amount” means, as of any date of determination, an amount equal to the greater of (a) $~~10,000,000~~15,000,000, and (b) ~~ten~~fifteen percent (~~10~~15%) of TTM EBITDA.
~~“Total Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness determined for the Borrower and its Subsidiaries on a consolidated basis at such date.~~
“Total Net Leverage Ratio” means, on any date, the ratio of (a) the total of (i) ~~Total~~Consolidated Indebtedness on such date, minus (ii) Unrestricted Cash on such date, to (b) TTM EBITDA on such date.
“Total Revolving Outstandings” means, as of any date of determination, the aggregate Outstanding Amount of all Revolving Loans as of such date, plus the aggregate Outstanding Amount of all L/C Obligations as of such date.
“Transactions” means, collectively, the execution, delivery and performance by the Borrower of this Agreement, the Second Amendment and the other Loan Documents, the borrowing of Revolving Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“TTM EBITDA” means, as of any date of determination, EBITDA for the four fiscal quarter period most recently ended on or prior to such date for which financial statements have been (or required to have been) delivered to the Lender pursuant to Section 6.01(a) or Section 6.01(b), as applicable.
“Type” means, with respect to a Revolving Loan, its character as a Base Rate Loan or a Term SOFR Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Cash” means, as of any date of determination, the aggregate amount of unrestricted domestic cash and Cash Equivalents of the Loan Parties, not to exceed $50,000,000.
“U.S. Government Securities Business Day” means any ~~Business Day, except any Business Day on which any of~~day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association~~, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.~~ recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any United States citizen, lawful permanent resident, Person organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any Person in the United States.
“U.S. Special Resolution Regimes” has the meaning specified in Section 10.19.
“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation one hundred percent (100%) of whose Equity Interests (other than directors’ qualifying shares or Equity Interests that are required to be held by another person in order to satisfy a foreign requirement of Law prescribing an equity owner resident in the local jurisdiction) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person, and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a one hundred percent (100%) equity interest at such time. Unless otherwise specified, all references herein to a “Wholly Owned Subsidiary” or to “Wholly Owned Subsidiaries” shall refer to a Wholly Owned Subsidiary or Wholly Owned Subsidiaries of the Borrower.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
1.02Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any organization document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from, and including,”; the words “to” and “until” each mean “to, but excluding,”; and the word “through” means “to, and including,”.
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).
1.03Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements referred to in Section 5.04(a)(i), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at one-hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470–20 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case, to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015, and (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to any election by the Borrower to measure an item of Indebtedness using fair value (as permitted by FASB ASC 825–10–25 (formerly known as FASB 159) or any similar accounting standard). Notwithstanding anything contained herein to the contrary, with respect to determining the permissibility of the incurrence of any Indebtedness, the proceeds thereof shall not be counted as Unrestricted Cash for the purposes of clause (a)(ii) of the definition of “Total Net Leverage Ratio.”  ~~Prior to the delivery of financial statements pursuant to Section 6.01(b) for the fiscal quarter of the Borrower ending September 30, 2021, any~~

~~calculation or other determination to be made pursuant to this Agreement by reference to the most recent financial statements of the Borrower shall be calculated or determined, as applicable, by reference to the consolidated balance sheet and statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for the fiscal quarter ended June 30, 2021.~~
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) the Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
(d)Pro Forma Adjustments. Notwithstanding anything to the contrary contained herein, all calculations of the Total Net Leverage Ratio shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable period to which such calculation relates, and/or subsequent to the end of such period but not later than the date of such calculation; provided, that, notwithstanding the foregoing, when calculating the Total Net Leverage Ratio for purposes of determining compliance with Section 7.11, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis that occurred subsequent to the end of the applicable period shall not be given Pro Forma Effect.
1.04Rounding.
Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06Letter of Credit Amounts.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.07UCC Terms.
Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.
1.08Rates.
The Lender does not warrant, nor accept responsibility, nor shall the Lender have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Lender and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Lender may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
Article II

REVOLVING COMMITMENT AND CREDIT EXTENSIONS
2.01Revolving Loans.
Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Revolving Commitment; provided, that, after giving effect to any Revolving Borrowing, the Total Revolving Outstandings shall not exceed the Revolving Facility. Within the limits of the Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans, prepay Revolving Loans under Section 2.04, and reborrow Revolving Loans under this Section 2.01. Revolving Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
2.02Borrowings, Conversions and Continuations of Revolving Loans.
(a)Notice of Revolving Borrowing; Notice of Conversion or Continuation. Each Revolving Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Lender, which may be given by telephone or a Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Lender of a Loan Notice. Each such Loan

Notice must be received by the Lender not later than 11:00 a.m. (i) two (2) Business Days prior to the requested date of any Revolving Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Revolving Borrowing of Base Rate Loans. Each Revolving Borrowing of, conversion to or continuation of Term SOFR Loans shall be, unless otherwise agreed by Lender, in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Except as provided in ~~Sections~~Section 2.03(e), each Revolving Borrowing of or conversion to Base Rate Loans shall be, unless otherwise agreed by Lender, in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each Loan Notice and each telephonic notice shall specify (A) whether the Borrower is requesting a Revolving Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Revolving Loans, as the case may be, (B) the requested date of the Revolving Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Revolving Loans to be borrowed, converted or continued, (D) the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Revolving Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Revolving Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.
(b)Advances. Following receipt of a Loan Notice, upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Revolving Borrowing is the initial Credit Extension made on or after the Second Amendment Effective Date, Section ~~4.01~~2 of the Second Amendment), the Lender shall make the requested funds available to the Borrower either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds, or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Lender by the Borrower; provided, that, if, on the date a Loan Notice with respect to a Revolving Borrowing is given by the Borrower, there exists one or more unreimbursed L/C Disbursements, the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such L/C Disbursements, and second, shall be made available to the Borrower as provided above.
(c)Term SOFR Loans. Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Revolving Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Lender, and the Lender may demand that any or all of the outstanding Term SOFR Loans be converted, on the last day of the applicable Interest Period(s) with respect thereto, to Base Rate Loans.
(d)Interest Rates. Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

(e)Interest Periods. After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than six (6) Interest Periods in effect.
2.03Letters of Credit.
(a)The Letter of Credit Commitment. Subject to the terms and conditions set forth herein, in addition to the Revolving Loans provided for in Section 2.01, the Borrower may request that the Lender issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars for its own account or the account of any of its Subsidiaries in such form as is acceptable to Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitment.
(b)Notice of Issuance, Amendment, Extension, Reinstatement or Renewal.
(i)To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the Lender) to the Lender not later than 1:00 p.m. at least two (2) Business Days (or such later date and time as the Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated and/or renewed, and specifying the date of issuance, amendment, extension, reinstatement and/or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.03(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit, and such other information as shall be necessary to prepare, amend, extend, reinstate and/or renew such Letter of Credit. If requested by the Lender, the Borrower also shall submit a Letter of Credit Application and reimbursement agreement on the Lender’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Issuer Document (including any reimbursement agreement or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Lender relating to any Letter of Credit), the terms and conditions of this Agreement shall control.
(ii)If the Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit shall permit the Lender to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon by the Borrower and the Lender at the time such Letter of Credit is issued. Unless otherwise directed by the Lender, the Borrower shall not be required to make a specific request to the Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the

Lender may permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that, the Lender shall not (A) permit any such extension if the Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one (1) year from the then-current expiration date), or (B) be obligated to permit such extension if the Lender has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Borrower that one (1) or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing the Lender not to permit such extension.
(c)Limitations on Amounts, Issuance and Amendment.
(i)    A Letter of Credit shall be issued, amended, extended, reinstated and/or renewed only if (and, upon issuance, amendment, extension, reinstatement and/or renewal of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to each such issuance, amendment, extension, reinstatement and/or renewal, the aggregate amount of the outstanding Letters of Credit issued by the Lender shall not exceed the Letter of Credit Sublimit at such time.
(ii)    The Lender shall not be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Lender from issuing the Letter of Credit, or any Law applicable to the Lender, or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Lender, shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular, or shall impose upon the Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Lender in good faith deems material to it;
(B)the issuance of such Letter of Credit would violate one or more policies of the Lender applicable to letters of credit generally; or
(C)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iii)    The Lender shall be under no obligation to amend any Letter of Credit if (A) the Lender would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(d)Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date that is twelve (12) months after the date of issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, the date that is twelve (12) months after the then-current expiration date of such Letter of Credit), and (ii) the Letter of Credit Expiration Date.
(e)Reimbursement. If the Lender shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Lender in respect of such L/C Disbursement by paying to the Lender an amount equal to such L/C Disbursement not later than 2:00 p.m. on (i) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m. on such Business Day, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time; provided, that, the Borrower may, subject to the conditions to borrowing set forth herein (other than the minimums and multiples required pursuant to Section 2.02(a)), request in accordance with Section 2.02(a) that such payment be financed with a Revolving Borrowing of Base Rate Loans in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Borrowing of Base Rate Loans.
(f)Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in Section 2.03(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, and irrespective of:
(i)any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by the Lender of any requirement that exists for the Lender’s protection and not the protection of the Borrower, or any waiver by the Lender which does not in fact materially prejudice the Borrower;
(v)honor of a demand for payment presented electronically, even if such Letter of Credit required that demand be in the form of a draft;
(vi)any payment made by the Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit, if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)payment by the Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by the Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of, or successor to, any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.
(g)Examination. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the Lender. The Borrower shall be conclusively deemed to have waived any such claim against the Lender and its correspondents unless such notice is given as aforesaid.
(h)Liability. Neither the Lender nor any of its Related Parties shall have any liability or responsibility by reason of, or in connection with, the issuance or transfer of any Letter of Credit by the Lender, or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in Section 2.03(f)), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under, or relating to, any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation, or any consequence arising from causes beyond the control of the Lender; provided, that, the foregoing shall not be construed to excuse the Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by the Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Lender (as finally determined by a court of competent jurisdiction), the Lender shall be deemed to have exercised care in each such determination, and that: (i) the Lender may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation; (ii) the Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit; (iii) the Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and (iv) this sentence shall establish the standard of care to be exercised by the Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable Law, any standard of care inconsistent with the foregoing). Without limiting the foregoing, neither the Lender nor any of its Related Parties shall have any liability or responsibility by reason of (A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (B) the Lender declining to take-up documents and make payment, (C) documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor, (D) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents, or (E)  the Lender retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to the Lender.
(i)Applicability of ISP and UCP. Unless otherwise expressly agreed by the Lender and the Borrower when a Letter of Credit is issued by the Lender, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the Lender shall not be responsible to the Borrower for, and the Lender’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the Lender or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade — International Financial Services Association (BAFT–IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(j)Letter of Credit Fees. The Borrower shall pay to the Lender a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Term SOFR Loans times the daily amount available to be drawn under such Letter of Credit. Letter of Credit Fees shall be (i) payable on the first (1st) Business Day following the end of each March, June, September and December, commencing with the first (1st) such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and, thereafter, on demand, and (ii) accrued through, and including, the last day of each calendar quarter in arrears. Notwithstanding anything to the contrary contained herein, upon the election of the Lender in its sole discretion, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(k)Documentary and Processing Charges Payable to the Lender. The Borrower shall pay directly to the Lender for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within thirty (30) days of demand and are non-refundable.
(l)Disbursement Procedures. The Lender shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The Lender shall promptly after such examination notify the Borrower in writing of such demand for payment if the Lender has made, or will make, an L/C Disbursement thereunder; provided, that, any failure to give, or delay in giving, such notice shall not relieve the Borrower of its obligation to reimburse the Lender with respect to any such L/C Disbursement.
(m)Interim Interest. If the Lender for any Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from, and including, the date such L/C Disbursement is made to, but excluding, the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Loans; provided, that, if the Borrower fails to reimburse such L/C Disbursement when due pursuant to Section 2.03(e), then Section 2.07(b) shall apply.
(n)Cash Collateralization.
(i)If any Event of Default shall occur and be continuing, on the Business Day after the Borrower receives notice from the Lender demanding the deposit of Cash Collateral pursuant to this Section 2.03(n), the Borrower shall immediately deposit into an account established and maintained on the books and records of the Lender (the “Collateral Account”) an amount in cash equal to one hundred two percent (102%) of the L/C Obligations as of such date, plus any accrued and unpaid interest thereon; provided, that, the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.01(h), (i) or (j). Such deposit shall be held by the Lender as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, if any L/C Obligations remain outstanding after the expiration date specified in Section 2.03(d), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to one hundred two percent (102%) of such L/C Obligations as of such date, plus any accrued and unpaid interest thereon.
(ii)The Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the reasonable discretion of the Lender and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Lender to reimburse the Lender for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time or, if the maturity of the Revolving Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
(o)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse, indemnify and compensate the Lender hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issues solely for the account of the Borrower. The Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04Prepayments.
(a)    Optional. The Borrower may, upon notice to the Lender pursuant to delivery to the Lender of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty (but subject to Section 3.05); provided, that, unless otherwise agreed by the Lender: (i) such notice must be received by Lender not later than 1:00 p.m. (A) two (2) Business Days prior to any date of prepayment of Term SOFR Loans, and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Term SOFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Revolving Loans. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.
(b)    Mandatory.
(i)    If for any reason the Total Revolving Outstandings at any time exceed the Revolving Facility at such time, the Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, that, the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless, after the prepayment of the Revolving Loans, the Total Revolving Outstandings exceed the Revolving Facility at such time. Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.04(b) shall be applied first (1st) to Base Rate Loans and then to Term SOFR Loans in direct order of Interest Period maturities. All prepayments under this Section 2.04(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
(ii)    If for any reason the Outstanding Amount of all L/C Obligations at any time exceeds the Letter of Credit Sublimit at such time, the Borrower shall immediately Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.
2.05Termination or Reduction of Revolving Commitment.
(a)    Optional. The Borrower may, upon notice to the Lender, terminate the Revolving Facility or the Letter of Credit Sublimit, or from time to time permanently reduce the Revolving Commitment or the Letter of Credit Sublimit; provided, that, unless otherwise agreed to by the Lender, (i) any such notice shall be received by the Lender not later than 1:00 p.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof, and (iii) the Borrower shall not (A) terminate the Revolving Facility or reduce the Revolving Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Facility, or (B) the Letter of Credit

Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit.
(b)    Mandatory. If after giving effect to any reduction of the Revolving Commitment or termination of Revolving Facility pursuant to this Section 2.05, the Letter of Credit Sublimit exceeds the Revolving Facility at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.
(c)    Payment of Fees. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination.
2.06Repayment of Revolving Loans.
The Borrower shall repay to the Lender on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.
2.07Interest and Default Rate.
(a)    Interest. Subject to the provisions of Section 2.07(b): (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.
(b)    Default Rate.
(i)    If any amount of principal of any Revolving Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    If any amount (other than principal of any Revolving Loan) payable by any Loan Party under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Lender such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Upon the request of the Lender, while any Event of Default exists (including a payment default), the Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest Payments. Interest on each Revolving Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.08Fees.
In addition to certain fees described in Section 2.03:
(a)    Commitment Fee. The Borrower shall pay to the Lender a commitment fee equal to ~~0.175~~0.15% per annum times the actual daily amount by which the Revolving Facility exceeds the sum of (i) the Outstanding Amount of Revolving Loans, plus (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first (1st) such date to occur after the Closing Date, and on the last day of the Availability Period.
(b)    Other Fees. The Borrower shall pay to the Lender such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.09Computation of Interest and Fees.
All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Revolving Loan for the day on which the Revolving Loan is made, and shall not accrue on a Revolving Loan, or any portion thereof, for the day on which the Revolving Loan or such portion is paid; provided, that, any Revolving Loan that is repaid on the same day on which it is made shall, subject to Section 2.10, bear interest for one (1) day. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.10Payments Generally; Evidence of Debt.
(a)    All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender at the Lender’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. All payments received by the Lender after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Except as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(a)(b)    The Credit Extensions made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. Upon the request of the Lender to the Borrower, the Borrower shall execute and deliver to the Lender the Revolving Note, which shall evidence the Revolving Loans in addition to such accounts or records. The Lender may attach schedules to the Revolving Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of the Revolving Loans and payments with respect thereto.
2.11Cash Collateral.
(a)    Certain Credit Support Events. If (i) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, or (ii) the Borrower shall be required to provide Cash Collateral pursuant to the terms hereof, the Borrower shall immediately following any request by the Lender, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount.
(b)    Grant of Security Interest. The Borrower hereby grants to (and subjects to the control of) the Lender and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.11(c). If at any time the Lender determines that Cash Collateral is subject to any right or claim of any Person other than the Lender, other than Liens described in clause (g) of the definition of “Permitted Encumbrances”, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Lender, pay or provide to the Lender additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay, within thirty (30) days of demand therefor, all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.11 or Sections 2.03, 2.04 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to secure obligations shall be released promptly following the determination by the Lender that there exists excess Cash Collateral; provided, that, if the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned within three (3) Business Days after all Events of Default have been cured or waived; provided further, that, any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents.
Article III

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes.
If any payments to the Lender under this Agreement are made from outside the United States, the Borrower will not deduct any foreign Taxes from any payments it makes to the Lender. If any such Taxes are imposed on any payments made by the Borrower (including payments under this Section 3.01), the Borrower shall pay the Taxes and will also pay to the Lender, at the time interest is paid, any additional amount which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such taxes had not been imposed. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, as provided in this Section 3.01, the Borrower will deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.
The Borrower will confirm that it has paid the Taxes by giving the Lender official tax receipts (or notarized copies) within thirty (30) days after the due date.
3.02Illegality.
If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or the Lender’s Office to make, maintain, fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by the Lender to the Borrower, (a) any obligation of the Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension, or to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of the Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of the Lender shall, if necessary to avoid such illegality, be determined by the Lender without reference to the Term SOFR component of the Base Rate, in each case until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from the Lender, at the Borrower’s discretion either prepay or convert all Term SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Lender without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Term SOFR Loans, and (ii) if such notice asserts the illegality of the Lender determining or charging interest rates based upon SOFR or Term SOFR, the Lender shall during the period of such suspension compute the Base Rate applicable to the Lender without reference to the Term SOFR component thereof until the Borrower is advised in writing by the Lender that it is no longer illegal for the Lender to determine or charge interest rates based upon SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03Inability to Determine Rates.
(a)    If in connection with any request for a Term SOFR Loan, or a conversion of Base Rate Loans to Term SOFR Loans, or a continuation of Term SOFR Loans, as applicable, (i) the Lender determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under Section 3.03(b)(i) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Lender determines that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Revolving Loan does not adequately and fairly reflect the cost to the Lender of funding such Revolving Loan, the Lender will promptly so notify the Borrower. Thereafter, (1) the obligation of the Lender to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (2) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Lender revokes such notice. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a Revolving Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Revolving Borrowing of Base Rate Loans in the amount specified therein, and (y) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.
(a)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Lender determines (which determination shall be conclusive absent manifest error), or the Borrower notifies the Lender that the Borrower has determined, that: (i) adequate and reasonable means do not exist for ascertaining one month, three month or six month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Lender or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of Dollar-denominated loans, or shall or will otherwise cease; provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Lender that will continue to provide such representative interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); then, on a date and time determined by the Lender (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR ~~plus the SOFR Adjustment, in each case~~, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”). If the Successor Rate is Daily Simple SOFR ~~plus the SOFR Adjustment~~, all interest payments will be payable on a monthly basis.
(b)Notwithstanding anything to the contrary herein, (A) if the Lender determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (B)

if the events or circumstances of the type described in Section 3.03(b)(i) or Section 3.03(b)(ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Lender and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then-current Successor Rate in accordance with this Section 3.03(b) at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar Dollar-denominated credit facilities in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar Dollar-denominated credit facilities in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”.
(c)The Lender will promptly (in one or more notices) notify the Borrower of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Lender, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Lender. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
3.04Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender;
(ii)    subject the Lender to any taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on the Lender or the applicable interbank market any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by the Lender or any Letter of Credit;
and the result of any of the foregoing shall be to increase the cost to the Lender of making, converting to, continuing or maintaining any Revolving Loan (or of maintaining its obligation to make any such Revolving Loan), or to increase the cost to the Lender of issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or the Lender’s Office or the Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the

Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Commitment or the Revolving Loans made by or the Letters of Credit issued by the Lender, to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of the Lender’s right to demand such compensation; provided, that, the Borrower shall not be required to compensate the Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05Compensation for Losses.
Upon demand of the Lender from time to time, the Borrower shall promptly compensate the Lender for and hold the Lender harmless from any loss, cost or expense incurred (but not loss of profits) by it as a result of: (a) any continuation, conversion, payment or prepayment of any Revolving Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Revolving Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (b) any failure by the Borrower (for a reason other than the failure of the Lender to make a Revolving Loan) to prepay, borrow, continue or convert any Revolving Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Revolving Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by the Lender in connection with the foregoing.
3.06Obligation to Mitigate.
If the Lender requests compensation under Section 3.04, or requires the Borrower to pay additional amounts to the Lender, or any Governmental Authority for the account of the Lender, pursuant to Section 3.01, then at the request of the Borrower, the Lender shall, as applicable, use reasonable efforts to designate a different ~~Lending~~Lender’s Office for funding or booking its Revolving Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of the Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, and (b) in each case, would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by the Lender in connection with any such designation or assignment.
3.07Survival.
All of the Borrower’s obligations under this Article III shall survive termination of the Revolving Commitment, repayment of all other Obligations hereunder and the Facility Termination Date.
Article IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01~~Conditions of Initial Credit Extension~~[Reserved].
~~The effectiveness of this Agreement, and the obligation of the Lender to make its initial Credit Extension hereunder, is subject to satisfaction of the following conditions precedent:~~
~~(a) Execution of Credit Agreement and other Loan Documents. The Lender shall have received (i) counterparts of this Agreement, executed by a Responsible Officer of each Loan Party, (ii) counterparts of each Collateral Document to be executed and delivered on the Closing Date, executed by a Responsible Officer of each applicable Loan Party, and (iii) counterparts of any other Loan Document to executed and delivered on the Closing Date, executed by a Responsible Officer of each applicable Loan Party.~~
~~(b) Organizational Documents; Resolutions; etc. The Lender shall have received shall have received the following: (i) copies of the organizational documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization and certified by a Responsible Officer of such Loan Party to be true and correct as of the Closing Date, (ii) such certificates of resolutions or other action, incumbency certificates, and/or other certificates of Responsible Officers of each Loan Party as the Lender may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party, and (iii) such documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization.~~
~~(c) Collateral. The Lender shall have received: (i)(A) searches of UCC filings in the jurisdiction of organization of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lender’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens; and (B) tax lien and judgment searches; (ii) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Lender in order to perfect the Lender’s security interest in the intellectual property of each Loan Party; and (iii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Lender’s sole discretion, to perfect the Lender’s security interest in the Collateral.~~
~~(d) Representations and Warranties; No Default; Officer’s Certificate. After giving effect to the Transactions to occur on the Closing Date, (i) the representations and warranties of the~~

~~Borrower and each other Loan Party contained in this Agreement or any other Loan Document shall (A) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (B) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (ii) no Default has occurred and is continuing. The Lender shall have received a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in this Section 4.01(d) have been satisfied.~~
~~(e) Existing Indebtedness. All existing Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 7.01) shall have been (or substantially concurrently with the Closing Date will be) repaid in full, all commitments with respect thereto shall have been (or substantially concurrently with the Closing Date will be) terminated, and all security interests and guarantees related thereto shall have been (or substantially concurrently with the Closing Date will be) terminated.~~
~~(f) Anti-Money-Laundering; Beneficial Ownership. The Borrower shall have provided to the Lender, and the Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act. To the extent requested by the Lender, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to the Lender a Beneficial Ownership Certification in relation to such Loan Party.~~
~~(g) Fees and Expenses. All fees required to be paid on the Closing Date, and all reasonable and documented out-of-pocket expenses required by the Lender to be paid on the Closing Date, in each case shall have been (or substantially concurrently with the Closing Date will be) paid.~~
4.02Conditions to all Credit Extensions.
The obligation of the Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Revolving Loans to the other Type, or a continuation of Term SOFR Loans) is subject to the following conditions precedent:
(a)Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this

Section 4.02(a), the representations and warranties contained in Section 5.04(a) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.
(b)Default. No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)Request for Credit Extension. The Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
Article V

REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Lender, as of the date made or deemed made, that:
5.01Organization; Powers.
Each Loan Party and each Subsidiary is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
5.02Authorization; Enforceability.
The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions and, if required, actions by equity holders. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.03Governmental Approvals; No Conflicts.
The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents, and (iii) for such consents, approvals, registrations or filings the failure to make or obtain, as applicable, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (b) will not violate (i) the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents of any Loan Party or any Subsidiary, or (ii) any Law applicable to or binding upon any Loan Party or any Subsidiary, or any of any such Person’s property or to which any such Person or any of its property is subject, except for, solely in the case of the foregoing clause (b)(ii) for violations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, except for such violations, defaults or right to payments which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (d) will not result in the creation or imposition of, or other requirement to create, any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents.
5.04Financial Condition; No Material Adverse Change.
(a)    The Borrower has heretofore furnished to the Lender its consolidated balance sheet and statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended December 31, ~~2020~~2024, from independent public accountants, and (ii) as of and for the fiscal quarters ended March 31, ~~2021~~2025 and June 30, ~~2021~~2025. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b)    No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, ~~2020~~2024.
5.05Properties.
(a)    Each Loan Party and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, and the use thereof by each Loan Party and its Subsidiaries does not infringe upon the rights of any other Person.
5.06Litigation and Environmental Matters.
(a)    There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any Subsidiary (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters), or (ii) that involve any Loan Document or the Transactions.
(b)    Except for the Disclosed Matters, (i) no Loan Party or any Subsidiary has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability, and (ii) except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Subsidiary (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) has become subject to any Environmental Liability, (C) has received notice of any claim with respect to any Environmental Liability or (D) knows of any basis for any Environmental Liability.
(c)    Since the ~~Closing~~Second Amendment Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.07Compliance with Laws and Agreements.
Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Subsidiary is in compliance with (a) each Requirement of Law applicable to it or its property, and (b) all indentures, agreements and other instruments binding upon it or its property.
5.08Investment Company Status.
No Loan Party or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
5.09Taxes.
Each Loan Party and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves, or (b) to the extent that the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
5.10ERISA.
No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan such that any requisite funding of such Plan could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans such that any requisite funding of all such Plans could reasonably be expected to result in a Material Adverse Effect.
5.11Disclosure.
(a)    The Loan Parties have disclosed to the Lender all agreements, instruments and corporate or other restrictions to which any Loan Party or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information (other than Projections, any other projected financial information, forward looking statements and statements of a general economic nature) furnished by or on behalf of any Loan

Party or any Subsidiary to the Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or, when taken as a whole, omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided, that, with respect to the Projections and other projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such Projections or other projected financial information was delivered prior to the ~~Closing~~Second Amendment Effective Date, as of the ~~Closing~~Second Amendment Effective Date, it being understood and agreed that such Projections and other projected financial information are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties, and as such, such Projections and other projected financial information is not a guarantee of financial performance and such differences may be material.
(b)    As of the ~~Closing~~Second Amendment Effective Date, to the best knowledge of the Borrower, the information included in any Beneficial Ownership Certification provided on or prior to the ~~Closing~~Second Amendment Effective Date to the Lender in connection with this Agreement is true and correct in all respects.
5.12Solvency.
Immediately after the consummation of the ~~Transactions~~transactions contemplated by this Agreement and the Second Amendment to occur on the ~~Closing~~Second Amendment Effective Date, (~~i~~a) the fair value of the assets of the Borrower and its Subsidiaries, taken as a whole, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (~~ii~~b) the present fair saleable value of the property of the Borrower and its Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (~~iii~~c) the Borrower and its Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (~~iv~~d) neither the Borrower nor any Subsidiary will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the ~~Closing~~Second Amendment Effective Date.
5.13Insurance.
The Loan Parties believe that the insurance maintained by or on behalf of the Loan Parties and their Subsidiaries is adequate and is customary for companies engaged in the same or similar businesses operating in the same or similar locations.
5.14Capitalization and Subsidiaries.
As of the ~~Closing~~Second Amendment Effective Date, Schedule 5.14 of the Disclosure Letter sets forth (a) a correct and complete list of the name and relationship to the Borrower of each Subsidiary, (b) a true and complete listing of each class of the Borrower’s authorized Equity Interests, of which all of such issued Equity Interests are validly issued, outstanding, fully paid and non-assessable, and (c) the type of entity of the Borrower and each Subsidiary. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

5.15Security Interest in Collateral.
The provisions of this Agreement and the other Loan Documents shall, upon the execution and delivery thereof, create legal and valid Liens on all the Collateral in favor of the Lender, for the benefit of the Secured Parties, and upon the filing of UCC financing statements and the taking of actions or making of filings with the United States Patent and Trademark Office of the United States Copyright Office, as applicable, with respect to the Loan Parties’ intellectual property, such Liens constitute perfected and continuing Liens on the Collateral, to the extent perfection can be obtained by the filing of an initial UCC financing statement or a filing with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, securing the Secured Obligations, enforceable against the applicable Loan Party (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless, of whether considered in a proceeding in equity or at law), and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Lender pursuant to any applicable Law or agreement permitted hereunder, and (b) Liens perfected only by possession (including possession of any certificate of title), to the extent the Lender has not obtained or does not maintain possession of such Collateral.
5.16Employment Matters.
As of the ~~Closing~~Second Amendment Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened in writing. The hours worked by, and payments made to, employees of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters except for violations as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
5.17Margin Regulations.
No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Revolving Borrowing or any Letter of Credit hereunder will be used to purchase or carry any Margin Stock. Following the application of the proceeds of each Revolving Borrowing and each drawing under each Letter of Credit, not more than 25% of the value of the assets (either of any Loan Party only or of the Loan Parties and their Subsidiaries on a consolidated basis) will be Margin Stock.
5.18Use of Proceeds.
The proceeds of the Credit Extensions have been used and will be used, whether directly or indirectly, as set forth in Section 6.08.
5.19No Burdensome Restrictions.
Neither the Borrower nor any Subsidiary is subject to any Burdensome Restrictions, except for Burdensome Restrictions permitted under Section 7.09.
5.20Anti-Corruption Laws and Sanctions.
Each Loan Party has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by such Loan Party, its Subsidiaries and their respective directors,

officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and directors, and to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Loan Party, any Subsidiary, any of their respective officers or employees, or to the knowledge of any such Loan Party or Subsidiary, any of their respective directors, or (b) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Revolving Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.
5.21Plan Assets; Prohibited Transactions.
(a)    As of the ~~Closing~~Second Amendment Effective Date, the Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Commitment or this Agreement.
(b)    Assuming that the Lender is not using any “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one of more Benefit Plans with respect to the Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Commitment or this Agreement, neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Revolving Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
5.22Status as Affected Financial Institution; Status as Covered Entity.
No Loan Party is an Affected Financial Institution. No Loan Party is a Covered Entity.
5.23Outbound Investment Rules.
Neither the Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (a) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (b) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower or such Subsidiary were a U.S. Person, or (c) any other activity that would cause the Lender to be in violation of the Outbound Investment Rules or cause the Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement or any other Loan Document.
Article VI

AFFIRMATIVE COVENANTS
Until the Facility Termination Date, each Loan Party covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lender that:

6.01Financial Statements and Other Information.
The Borrower will furnish to the Lender:
(a)within ninety (90) days after the end of each fiscal year of the Borrower (or, if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by a “big four” accounting firm or other independent public accountants reasonably acceptable to the Lender (without a “going concern” or like qualification, commentary or exception, and without any qualification or exception as to the scope of such audit, other than solely with respect to, or resulting solely from, (i) any actual or projected inability to satisfy any financial covenant for any period under this Agreement, or (ii) the impending maturity within twelve (12) months of any Indebtedness under this Agreement) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)within forty-five (45) days after the end of each of the first three fiscal ~~quarter~~quarters of each fiscal year of the Borrower (or, if earlier, five (5) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)concurrently with any delivery of financial statements under Section 6.01(a) or Section 6.01(b), a Compliance Certificate executed by a Financial Officer of the Borrower (i) certifying, in the case of the financial statements delivered under Section 6.01(b), that such financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.11, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.04(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)[reserved];
(e)as soon as available, but in any event no later than ninety (90) days following the end of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and cash flow statement) of the Borrower and its

Subsidiaries for each month of the then-current fiscal year (the “Projections”), in form reasonably satisfactory to the Lender (it being agreed by the Lender that Projections in form and scope consistent with those provided by the Borrower prior to the ~~Closing~~Second Amendment Effective Date are in form reasonably satisfactory to the Lender);
(f)promptly after the same become publicly available, copies of all periodic and other material reports, proxy statements and other materials filed by any Loan Party or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;
(g)promptly after receipt thereof by the Borrower or any Subsidiary, copies of each material notice or other material correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or possible material investigation or other material inquiry by the SEC or such other agency regarding financial or other operational results of the Borrower or any Subsidiary;
(h)promptly following any request therefor, (i) such other information regarding the operations, changes in ownership of Equity Interests, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as the Lender may reasonably request, and (ii) information and documentation reasonably requested by the Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation; and
(i)promptly after any request therefor by the Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan, and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that, if the Borrower or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.
Documents required to be delivered pursuant to Section 6.01(a), (b), (d), or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR), or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial, third-party website or whether made available by the Lender); provided, that, the Borrower shall use commercially reasonable efforts to notify the Lender (by facsimile or e-mail transmission) of the posting of any such documents and, if requested by the Lender, provide to the Lender by e-mail transmission electronic versions (i.e., soft copies) of such documents.
6.02Notice of Material Events.
The Borrower will furnish to the Lender prompt (but in any event within any time period that may be specified below) written notice of the following:

(a)as soon as practicable, and in any event within ~~three~~five (~~3~~5) Business Days after a Responsible Officer of a Loan Party has knowledge of the existence thereof, the occurrence of any Default;
(b)receipt of any notice of any investigation by a Governmental Authority or any litigation or proceeding commenced or threatened in writing against any Loan Party or any Subsidiary that (i) could reasonably be expected to result in damages in excess of the Notice Amount (and not covered by insurance), (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party or any Subsidiary, (v) alleges the violation of, or seeks to impose remedies under any Environmental Law or related Law, or seeks to impose Environmental Liability, in each case if adversely determined could reasonably be expected to result in damages in excess of the Notice Amount (and not covered by insurance), (vi) asserts tax liens on the part of any Loan Party or any Subsidiary in respect of any unpaid tax, fee, assessment, or other governmental charge in each case if adversely determined could reasonably be expected to result in damages in excess of the Notice Amount (and not covered by insurance), and except to the extent contested in good faith, or (vii) involves any product recall in excess of the Notice Amount;
(c)any material change in accounting or financial reporting practices by the Borrower or any Subsidiary;
(d)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(e)within two (2) Business Days after the occurrence thereof, any Loan Party or any Subsidiary entering into a Swap Contract or an amendment to a Swap Contract, together with copies of all agreements evidencing such Swap Contract or amendment;
(f)any change in the credit ratings from a credit rating agency, or the placement by a credit rating agency of any Loan Party on a “Credit Watch” or “WatchList” or any similar list, in each case with negative implications, or the cessation by a credit rating agency of, or its intent to cease, rating such Loan Party’s debt;
(g)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(h)any change in the information provided in any Beneficial Ownership Certification delivered to the Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
6.03Existence.
Each Loan Party will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to maintain such authority would not reasonably be expected to have a Material Adverse Effect; provided, that, the foregoing shall not prohibit any merger, consolidation, liquidation, or dissolution permitted under Section 7.03.
6.04Payment of Obligations.
Each Loan Party will, and will cause each Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, in excess of the Threshold Amount, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect.
6.05Maintenance of Properties.
Each Loan Party will, and will cause each Subsidiary to, keep and maintain all property owned or leased by any Loan Party material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
6.06Books and Records; Inspection Rights.
Each Loan Party will, and will cause each Subsidiary to, (a) keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business, and (b) permit any representatives designated by the Lender (including employees of the Lender or any consultants, accountants, lawyers, agents and appraisers retained by the Lender), upon reasonable prior notice and during the usual business hours, to visit and inspect its properties, conduct at the Borrower’s or such Subsidiary’s premises field examinations of such Person’s assets, liabilities, books and records, including examining and making extracts from its books and records (other than (i) materials protected by the attorney-client privilege, (ii) materials which the Borrower or such Subsidiary, as applicable, may not disclose without violation of a confidentiality obligation binding upon it or the disclosure of which is prohibited by law, or (iii) information that constitutes non-financial trade secrets or non-financial proprietary information that is not reasonably related to the actual or projected financial results or results of operations of the Borrower and its Subsidiaries; provided, that, if the Borrower or any Subsidiary withholds materials or information in reliance on any of the foregoing clauses (i), (ii) or (iii), the Borrower shall notify the Lender that materials or information are being withheld), and to discuss its affairs, finances and condition with its officers and independent accountants, all at the expense of the Borrower and at such reasonable times; provided, that, if no Event of Default has occurred and is continuing, the Lender shall not conduct more than one field examination in any twelve (12)-month period. The Loan Parties acknowledge that the Lender, after exercising its rights of inspection may prepare certain Reports pertaining to the Loan Parties’ assets for internal use by the Lender. Such Reports shall be deemed “Information” and shall be subject to the confidentiality obligations provided in Section 10.07(a).
6.07Compliance with Laws.
Each Loan Party will, and will cause each Subsidiary to, comply with each Law applicable to it or its property (including Environmental Laws) except where the failure to be in compliance would not have a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures, to the extent applicable, designed to promote and achieve compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
6.08Use of Proceeds.
(a)    The proceeds of the Credit Extensions will be used only for, and Letters of Credit will be issued only to support, working capital and general corporate purposes. No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.
(b)    The Borrower will not request any Credit Extension, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
6.09Insurance.
Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers (a) insurance in such amounts and such hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, and (b) all insurance required pursuant to the Collateral Documents. The Borrower will furnish to the Lender, upon the reasonable request of the Lender, additional information in reasonable detail as to the insurance so maintained.
6.10Depository Bank.
~~Within ninety (90) days after the Closing Date (or such later date as the Lender may agree), except~~Except with respect to Excluded Accounts, each Loan Party and each Subsidiary will maintain the Lender as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts used in the conduct of its business.
6.11Additional Guarantors; Additional Collateral; Further Assurances.
(a)    Subject to any applicable Law, each Loan Party will cause each of its Subsidiaries that is not an Excluded Subsidiary formed or acquired after the Closing Date (it being understood and agreed that any Person that ceases to be an Excluded Subsidiary but remains a Subsidiary shall be deemed to be formed or acquired after the Closing Date for purposes of this Section 6.11(a)) to become a Loan Party by executing a Joinder Agreement within sixty (60) days of formation or acquisition (or such later date as may be agreed by the Lender) and (i) in connection therewith, the Lender shall have received all documentation and other information regarding such newly formed or acquired Subsidiaries as may be required to comply with the applicable “know your customer” rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, and (ii) upon execution and delivery thereof, each such

Person (A) shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents, and (B) will grant Liens to the Lender, for the benefit of the Secured Parties, in any property of such Loan Party which constitutes Collateral.
(b)    If, as of any date of determination after the Closing Date, Immaterial Subsidiaries (i) for the four fiscal quarter period of the Borrower most recently ended on or prior to such date for which financial statements have been (or required to have been) delivered pursuant to Section 6.01(a) or Section 6.01(b), as applicable, contributed more than ten percent (10.0%) of TTM EBITDA for such period, or (ii) as of the last day of the four fiscal quarter period of the Borrower most recently ended on or prior to such date for which financial statements have been (or required to have been) delivered pursuant to Section 6.01(a) or Section 6.01(b), as applicable, had more than ten percent (10.0%) of the consolidated total assets of the Borrower and its Subsidiaries as of such date, then, in any such case, the Borrower shall, not later than sixty (60) days after the date by which financial statements for such period are required to be delivered pursuant to this Agreement (or such longer period as the Lender may agree), (A) designate in writing to the Lender that one or more of such Subsidiaries is no longer an Immaterial Subsidiary for purposes of this Agreement to the extent required such that the foregoing conditions cease to be true, and (B) comply with the provisions of Section 6.11(a) applicable to such Subsidiaries.
(c)    Each Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries (other than any Foreign Subsidiary Holding Company), and (ii) 65% ~~(or such greater percentage that, due to a change in applicable Law after the Closing Date, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent, and (B) could not reasonably be expected to cause any material adverse tax consequences)~~ of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary and each Foreign Subsidiary Holding Company directly owned by the Borrower or any other Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Lender, for the benefit of the Secured Parties, subject to Permitted Liens, pursuant to the terms and conditions of the Loan Documents or other security documents as the Lender shall reasonably request.
(d)    Without limiting the foregoing, each Loan Party will execute and deliver, or cause to be executed and delivered, to the Lender such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01 (as such Section was in effect on the Closing Date), as applicable), which may be required by any Requirement of Law or which the Lender may, from time to time (including in connection with Sections 6.11(a) and (c)), reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Lender and all at the expense of the Loan Parties.

6.12Post-Closing Covenant.
Within thirty (30) days after the Closing Date (or such later date as the Lender may agree), each Loan Party will, and will cause each Subsidiary to, deliver to the Lender copies of insurance certificates and endorsements evidencing insurance meeting the requirements set forth herein or in the Collateral Documents.
Article VII

NEGATIVE COVENANTS
Until the Facility Termination Date, each Loan Party covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lender that:
7.01Indebtedness.
No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:
(a)    the Secured Obligations;
(b)    Indebtedness existing on the ~~Closing~~Second Amendment Effective Date and set forth in Schedule 7.01 of the Disclosure Letter, and any extensions, renewals, refinancings and replacements of any such Indebtedness in accordance with Section 7.01(f);
(c)    Indebtedness of (i) any Loan Party or any Subsidiary to (ii) any other Loan Party or any other Subsidiary; provided, that, Indebtedness of any Subsidiary that is not a Loan Party to owing to the Borrower or any other Loan Party shall be subject to Section 7.04;
(d)    Guarantees by any Loan Party or any Subsidiary of the Indebtedness of any other Loan Party or any Subsidiary; provided, that, (i) the Indebtedness so Guaranteed is permitted by this Section 7.01, and (ii) Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 7.04;
(e)    Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction, repair, replacement, or improvement of any fixed or capital assets, including equipment (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with Section 7.01(f); provided, that, (i) such Indebtedness is incurred prior to or within one hundred eighty (180) days after such acquisition or the completion of such construction or improvement, and (ii) the aggregate principal amount of Indebtedness permitted by this Section 7.01(e), together with any Refinance Indebtedness in respect thereof permitted by Section 7.01(f), shall not exceed $10,000,000 at any time outstanding;
(f)    Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in Sections 7.01(b) and (e) (such Indebtedness being referred to herein as the “Original Indebtedness”); provided, that, (i) such Refinance Indebtedness does not materially increase the principal amount or interest rate of the Original Indebtedness to be materially more burdensome upon the Borrower or the applicable Subsidiary, (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or any Subsidiary, (iii) no Loan Party or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, and (v) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender as those that were applicable to such Original Indebtedness;
(g)    Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(h)    Indebtedness of any Loan Party or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;
(i)    Subordinated Indebtedness; provided, that, (i) no Default shall have occurred and be continuing at the time of incurrence of such Subordinated Indebtedness or would result therefrom, (ii) such Subordinated Indebtedness has a maturity date that is at least ninety-one (91) days after the Maturity Date (and the terms of such Subordinated Indebtedness shall not provide for any scheduled repayment, mandatory prepayment, mandatory redemption or sinking fund obligations prior to the date that is ninety-one (91) days after the Maturity Date (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default)), (iii) none of the obligors or guarantors with respect to such Subordinated Indebtedness shall be a person that is not a Loan Party, (iv) the terms and conditions of such Subordinated Indebtedness (including financial covenants, affirmative covenants, negative covenants, representations and warranties and defaults) are customary for similar Subordinated Indebtedness in light of then-prevailing market conditions and in any event, when taken as a whole, are no more restrictive to the Borrower and its Subsidiaries than the terms and conditions set forth in the Loan Documents, and (v) upon giving Pro Forma Effect to the incurrence of such Subordinated Indebtedness, the Loan Parties would be in compliance with the financial covenant set forth in Section 7.11 as of the most recently ended fiscal quarter of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b);
(j)    unsecured indebtedness in connection with corporate credit cards issued to the Borrower and its Subsidiaries;
(k)    Indebtedness in respect of netting services, overdraft protections, payment processing, automatic clearinghouse arrangements, arrangements in respect of pooled deposit or sweep accounts, check endorsement guarantees and otherwise in connection with deposit accounts or cash management services;
(l)    Indebtedness consisting of insurance premium financing;

(m)    Indebtedness representing deferred compensation, severance and health and welfare retirement benefits incurred in the ordinary course of business;
(n)    Indebtedness under Swap Contracts (i) entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any Subsidiary), and (ii) entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary;
(o)    Indebtedness of Foreign Subsidiaries, and guarantees thereof by Foreign Subsidiaries, in respect of local lines of credit, letters of credit, bank guarantees and similar extensions of credit, in an aggregate principal amount not to exceed $10,000,000, at any time outstanding;
(p)    Indebtedness permitted under Section 7.04 (other than by reference to this Section 7.01 (or any sub-clause hereof));
(q)    Indebtedness incurred in the ordinary course of business under any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, stored value card, purchase card, pooling, netting, electronic funds transfer and other cash management arrangements;
(r)    Indebtedness of the Borrower or its Subsidiaries assumed or acquired (but not incurred) in connection with any Permitted Acquisition or other investment permitted pursuant to Section 7.04, and any extensions, renewals, refinancings and replacements of any such Indebtedness in accordance with Section 7.01(f); provided, that, (i) such Indebtedness was not incurred in contemplation of such acquisition or investment, and (ii) the aggregate principal amount of Indebtedness permitted by this Section 7.01(r), together with any Refinance Indebtedness in respect thereof permitted by Section 7.01(f), shall not exceed $10,000,000 at any time outstanding;
(s)    other unsecured Indebtedness; provided, that, (i) the Loan Parties shall demonstrate to the reasonable satisfaction of the Lender that, after giving Pro Forma Effect to the incurrence of such Indebtedness, the Total Net Leverage Ratio recalculated as of the end of the twelve-month period most recently ended for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or (b) shall be at least 0.25 less than the then applicable level set forth in Section 7.11, (ii) no Default shall have occurred and be continuing or would result therefrom, (iii) such Indebtedness has a maturity date that is at least ninety-one (91) days after the Maturity Date (and the terms of such Indebtedness shall not provide for any scheduled repayment, mandatory prepayment, mandatory redemption or sinking fund obligations prior to the date that is ninety-one (91) days after the Maturity Date (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default)), (iv) none of the obligors or guarantors with respect to such Indebtedness shall be a person that is not a Loan Party, and (v) the terms and conditions of such Indebtedness (including financial covenants, affirmative covenants, negative covenants, representations and warranties and defaults) are customary for similar Indebtedness in light of then-prevailing market conditions and in any event, when taken as a whole, are no more restrictive to the Borrower and its Subsidiaries than the terms and conditions set forth in the Loan Documents; and
(t)    other Indebtedness in an aggregate principal amount not to exceed at any time outstanding an amount equal to the greater of (i) $10,000,000, and (ii) ten percent (10%) of TTM EBITDA.
7.02Liens.
No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Liens created pursuant to any Loan Document;
(b)    Permitted Encumbrances;
(c)    any Lien on any property or asset of the Borrower or any Subsidiary existing on the ~~Closing~~Second Amendment Effective Date and set forth in Schedule 7.02 of the Disclosure Letter; provided, that, (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary, and (ii) such Lien shall secure only those obligations which it secures on the ~~Closing~~Second Amendment Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(d)    Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided, that, (i) such Liens secure Indebtedness permitted by Section 7.01(e), and (ii) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary;
(e)    any Lien existing on any property or asset (other than accounts receivable and inventory) prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset (other than accounts receivable and inventory) of any Person that becomes a Loan Party after the Closing Date prior to the time such Person becomes a Loan Party; provided, that, (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(f)    Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;
(g)    any interest or title of the lessor under any lease arising out of Sale and Leaseback Transactions permitted by Section 7.06;
(h)    Liens granted by a Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;

(i)    Liens securing Indebtedness permitted under Section 7.01(h) or (n) in an aggregate principal amount not to exceed $2,500,000;
(j)    Liens on assets of Foreign Subsidiaries securing Indebtedness incurred by such Foreign Subsidiaries and permitted under Section 7.01(o);
(k)    in the case of (i) any Subsidiary that is not a wholly owned Subsidiary, or (ii) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organization documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;
(l)    Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Borrower or any Subsidiary in the ordinary course of business;
(m)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business;
(n)    Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person, or to pay the deferred purchase price of such inventory or other goods, to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;
(o)    Liens on insurance policies and the proceeds thereof securing Indebtedness permitted by Section 7.01(m);
(p)    Liens securing Subordinated Indebtedness; provided, that, such Liens shall be subordinated to the Liens granted to the Lender, for the benefit of the Secured Parties, pursuant to the Loan Documents to the written reasonable satisfaction of the Lender;
(q)    Liens existing on acquired property (including property of any Person acquired) pursuant to a Permitted Acquisition or other investment permitted pursuant to Section 7.04 (other than Liens on the Equity Interests of any Person that becomes a Subsidiary); provided, that, (i) such Lien was not created in contemplation of such acquisition or investment, (ii) such Lien does not encumber any property other than the property encumbered at the time of such acquisition or investment, (iii) such Liens do not extend to the property of any Person other than the Person acquired, and (iv) the Indebtedness secured thereby is permitted pursuant to Section 7.01(r); and
(r)    Liens securing obligations in an aggregate principal amount at any time outstanding not to exceed an amount equal to the greater of (i) $10,000,000, and (ii) ten percent (10%) of TTM EBITDA.
Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 7.02 may at any time attach to any Loan Party’s (i) accounts receivable, other than those permitted under clause (a) of the definition of “Permitted Encumbrances” and Section 7.02(a), and (ii) inventory, other than those permitted under clauses (a) and (b) of the definition of “Permitted Encumbrances,” Section 7.02(a) and Section 7.02(n).

7.03Fundamental Changes.
(a)    No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or otherwise Dispose of all or substantially all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate, divide or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving entity, (ii) any Loan Party (other than the Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party, (iii) any Subsidiary that is not a Loan Party may merge into another Subsidiary, so long as (A) a Subsidiary is the surviving entity of such merger, and (B) in the case of a merger between a Subsidiary that is not a Loan Party and a Loan Party, the Loan Party shall be the surviving entity (provided, that, any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.04), (iv) any Subsidiary may liquidate, divide or dissolve if the Borrower determines in good faith that such liquidation, division or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lender, (v)(A) a Loan Party may sell, transfer, lease or otherwise dispose of its assets to another Loan Party, (B) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to a Loan Party, and (C) any Subsidiary that is not a Loan Party may sell, transfer, lease or otherwise dispose of its assets to any other Subsidiary that is not a Loan Party, and (vi) in connection with any acquisition permitted under Section 7.04.
(b)    No Loan Party will, nor will it permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the ~~Closing~~Second Amendment Effective Date and businesses reasonably related, ancillary, or complementary thereto and logical extensions thereof.
(c)    No Loan Party will, nor will it permit any Subsidiary to change its fiscal year or any fiscal quarter from the basis in effect on the Closing Date.
(d)    Subject to any applicable Law or relevant accounting standards, no Loan Party will change the accounting basis upon which its financial statements are prepared; provided, that, a Loan Party may, upon at least thirty (30) days prior written notice to the Lender (or such shorter period of time as the Lender may agree), change the accounting basis upon which its financial statements are prepared so long as such change is (i) reasonably acceptable to the Lender (such consent not to be unreasonably withheld, conditioned or delayed), (ii) required by applicable law, or (iii) required by such Loan Party’s independent public accountants.
7.04Investments, Loans, Advances, Guarantees and Acquisitions.
No Loan Party will, nor will it permit any Subsidiary to, form any Subsidiary after the Closing Date, or purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:

(a)    investments in cash and Cash Equivalents;
(b)    investments in existence on the ~~Closing~~Second Amendment Effective Date and described in Schedule 7.04 of the Disclosure Letter, and any modification, replacement, renewal or extension thereof to the extent not involving any additional investment;
(c)    investments by the Loan Parties and their Subsidiaries in Equity Interests in their respective Subsidiaries; provided, that, in each case, (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to Equity Interests of a Subsidiary referred to in Section 6.11), and (ii) the aggregate amount of investments by Loan Parties in Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted by Section 7.04(d)) shall not exceed $15,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);
(d)    loans or advances made by (i) any Loan Party or any Subsidiary to (ii) any other Loan Party or any other Subsidiary; provided, that, the aggregate amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together with outstanding investments permitted by Section 7.04(c)) shall not exceed $15,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);
(e)    Guarantees constituting Indebtedness permitted by Section 7.01 (other than by reference to this Section 7.04 (or any sub-clause hereof));
(f)    investments not to exceed $5,000,000 in the aggregate in any fiscal year of the Borrower consisting of (i) travel advances, entertainment expenses, employee relocation loans, and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of Equity Interests of the Borrower or its Subsidiaries pursuant to employee equity purchase agreements approved by the Borrower’s or such Subsidiary’s board of directors;
(g)    notes payable, or stock or other securities issued by account debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such account debtor’s accounts receivable in the ordinary course of business, consistent with past practices;
(h)    investments in the form of Swap Contracts permitted by Section 7.01 (other than by reference to this Section 7.04 (or any sub-clause hereof));
(i)    investments received in connection with the disposition of assets permitted by Section 7.05 (other than by reference to this Section 7.04 (or any sub-clause hereof));
(j)    investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances;”
(k)    extensions of trade credit to customers in the ordinary course of business;
(l)    investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(m)    investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers in the ordinary course of business; provided, that, this Section 7.04(m) shall not apply to investments of the Borrower in any Subsidiary;
(n)    investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
(o)    any transfer of intellectual property between the Borrower and any other Loan Party, undertaken in good faith as part of any board-approved program intended to improve the tax efficiency of Borrowers and any of its Subsidiaries;
(p)    Guarantees of obligations (other than Indebtedness for borrowed money) of Subsidiaries that are not Loan Parties for the acquisition of services, supplies and inventory in the ordinary course of business;
(q)    Permitted Acquisitions;
(r)    investments constituting Consolidated Capital Expenditures;
(s)    other investments; provided, that, (i) the Loan Parties shall demonstrate to the reasonable satisfaction of the Lender that, after giving Pro Forma Effect to such investment, the Total Net Leverage Ratio recalculated as of the end of the twelve-month period most recently ended for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or (b) shall be at least 0.25 less than the then applicable level set forth in Section 7.11, and (ii) no Default shall have occurred and be continuing or would result therefrom; provided, further, that, if an Acquisition is consummated in reliance on this Section 7.04(s), such Acquisition shall not be a “hostile” acquisition and shall have been approved by the board of directors and/or the shareholders (or equivalent) of the Borrower or the applicable Subsidiary and the Person acquired in connection with such Acquisition;
(t)    investments made with the net cash proceeds received by the Borrower since the Closing Date (from any Person other than a Subsidiary) as a contribution to its common Equity Interests and/or received by the Borrower since the Closing Date from the issuance or sale of its common Equity Interests (to any Person other than a Subsidiary), in each case to the extent not otherwise applied; and
(u)    other investments from time to time not to exceed $10,000,000 at any one time.
For purposes of this Section 7.04, the amount of any investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such investment.
7.05Asset Sales.
No Loan Party will, nor will it permit any Subsidiary to, Dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Borrower or another Subsidiary in compliance with Section 7.04 (other than by reference to this Section 7.05 (or any sub-clause hereof))), except:
(a)    Dispositions of (i) inventory in the ordinary course of business, (ii) used, obsolete, unmerchantable, worn out or surplus equipment or property in the ordinary course of business, (iii) property no longer used or useful to the business of the Loan Parties and their respective Subsidiaries in the ordinary course of business, (iv) equipment or real property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property, or (B) the proceeds of such sale, transfer of disposition are reasonably promptly applied to the purchase price of such replacement property, and (v) inventory for charitable purposes;
(b)    Dispositions of assets to the Borrower or any Subsidiary; provided, that, any such Dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 7.04 and Section 7.08 (in each case, other than by reference to this Section 7.05 (or any sub-clause hereof));
(c)    Dispositions of accounts receivable (excluding sales or dispositions in a factoring arrangement) in connection with the compromise, settlement or collection thereof;
(d)    Dispositions of Cash Equivalents and other investments permitted by Sections 7.04(i) and (j);
(e)    Sale and Leaseback Transactions permitted by Section 7.06 (other than by reference to this Section 7.05 (or any sub-clause hereof));
(f)    Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary;
(g)    leases or subleases of real property granted in the ordinary course of business (and in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than intellectual property) granted in the ordinary course of business, if the leases, subleases, licenses and sublicenses do not prohibit granting the Lender a security interest therein;
(h)    non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business, and licenses of intellectual property that could not result in a legal transfer of title of licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States;
(i)    the granting of Liens permitted by Section 7.02 (other than by reference to this Section 7.05 (or any sub-clause hereof)); and
(j)    Dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other clause of this Section; provided, that, the aggregate fair market value of all assets Disposed of in reliance upon this Section 7.05(j) shall not exceed $10,000,000 during any fiscal year of the Borrower.
7.06Sale and Leaseback Transactions.
No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by any Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after such Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.
7.07Restricted Payments; Junior Debt Payments.
(a)    No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:
(i)    the Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock;
(ii)    Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;
(iii)    the Borrower may purchase of capital stock from former or current employees, officers, consultants and directors pursuant to employee stock purchase plans, stockholder plans, director or consultant stock option plans, employee stock option agreements, restricted stock agreements, equity incentive plans or other similar agreements or plans; provided, that, such purchases do not exceed $5,000,000 in the aggregate per fiscal year of the Borrower;
(iv)    other Restricted Payments; provided, that, (A) the Loan Parties shall demonstrate to the reasonable satisfaction of the Lender that, after giving Pro Forma Effect to such Restricted Payment, the Total Net Leverage Ratio recalculated as of the end of the twelve-month period most recently ended for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or (b) shall be at least 0.50 less than the then applicable level set forth in Section 7.11, and (B) no Default shall have occurred and be continuing or would result therefrom; and
(v)    other Restricted Payments in an aggregate amount in any fiscal year of the Borrower not to exceed $10,000,000.
(b)    No Loan Party will, nor will it permit any Subsidiary to, make or agree to make any Junior Debt Payment, except:
(i)    payment of regularly scheduled interest and principal payments of such Junior Debt, other than payments prohibited by any applicable intercreditor or subordination provisions thereof;
(ii)    refinancings of any Junior Debt to the extent such refinancing is permitted by Section 7.01;
(iii)     Junior Debt Payments (other than unsecured Indebtedness) that becomes due as a result of the voluntary sale or transfer of the property or assets securing such

Indebtedness to the extent (A) such sale or transfer is permitted by the terms of Section 7.05, and (B) such payment is not prohibited by any applicable intercreditor or subordination provisions thereof;
(iv)    conversions, exchanges, redemptions, repayments or prepayments of Junior Debt into or for common Equity Interests of the Borrower;
(v)    payments on Indebtedness incurred in reliance on Section 7.01(e);
(vi)    other Junior Debt Payments; provided, that, (A) the Loan Parties shall demonstrate to the reasonable satisfaction of the Lender that, after giving Pro Forma Effect to such Junior Debt Payments, the Total Net Leverage Ratio recalculated as of the end of the twelve-month period most recently ended for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or (b) shall be at least 0.50 less than the then applicable level set forth in Section 7.11, and (B) no Default shall have occurred and be continuing or would result therefrom; and
(vii)    other Junior Debt Payments in an aggregate amount in any fiscal year of the Borrower not to exceed an amount equal to the greater of (A) $10,000,000, and (B) ten percent (10%) of TTM EBITDA.
7.08Transactions with Affiliates.
No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business, and (ii) are at prices and on terms and conditions, when taken as a whole, not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) any investment permitted by Section 7.04 (other than by reference to this Section 7.08 (or any sub-clause hereof)), (d) any Indebtedness permitted under Section 7.01 (other than by reference to this Section 7.08 (or any sub-clause hereof)), (e) any Restricted Payment permitted by Section 7.07 (other than by reference to this Section 7.08 (or any sub-clause hereof)), (f) loans or advances to employees permitted under Section 7.04 (other than by reference to this Section 7.08 (or any sub-clause hereof)), (g) the payment of reasonable fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or its Subsidiaries in the ordinary course of business, and (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, equity based awards, stock options and stock ownership plans approved by the Borrower’s board of directors.
7.09Restrictive Agreements.
No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided, that, (i) the foregoing shall not apply to restrictions and conditions imposed by any Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the ~~Closing~~Second Amendment Effective Date and identified on Schedule 7.09 of the Disclosure Letter (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
7.10Amendment of Material Documents; Change in Legal Name, State of Organization, Form of Organization or Principal Place of Business.
(a)    No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (i) any agreement relating to any Subordinated Indebtedness except in accordance with the terms of any subordination agreement or intercreditor agreement, or (ii) its charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents, to the extent any such amendment, modification or waiver would be materially adverse to the Lender.
(b)    No Loan Party will, without providing three (3) Business Days’ prior written notice to the Lender (or such extended period of time as agreed to by the Lender), change its name, state of organization, form of organization or principal place of business.
7.11Financial Covenant.
The Borrower will not permit the Total Net Leverage Ratio, measured as of the last day of each fiscal quarter of the Borrower, to be greater than or equal to 3.00 to 1.0.
7.127.12    Outbound Investment Rules.
No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if such Loan Party or such Subsidiary were a U.S. Person, or (iii) any other activity that would cause the Lender to be in violation of the Outbound Investment Rules or cause the Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement or any other Loan Document.
Article VIII

EVENTS OF DEFAULT AND REMEDIES
8.01Events of Default.
Any of the following shall constitute an event of default (each, an “Event of Default”):

(a)any Loan Party shall fail to pay any principal of any Revolving Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof; or
(b)any Loan Party shall fail to pay any interest on any Revolving Loan or any fee or any other amount (other than an amount referred to in Section 8.01(a)) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or
(c)any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall (i) with respect to any representation or warranty that contains a materiality qualification, prove to have been incorrect when made or deemed made, or (ii) respect to any representation or warranty that does not contain a materiality qualification, prove to have been materially incorrect when made or deemed made; or
(d)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a), Section 6.03 (with respect to a Loan Party’s existence), Section 6.08, or in Article VII; or
(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those which constitute a default under another Section of this Article VIII), and such failure shall continue unremedied for a period of thirty (30) days after the earlier of any knowledge of a Responsible Officer of any Loan Party of such breach or notice thereof from the Lender; or
(f)the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period set forth in the documents governing such Material Indebtedness and to the extent not waived); or
(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, that, this Section 8.01(g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 7.05; or
(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any Subsidiary (other than any Immaterial Subsidiary) or any of their respective debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary (other than any Immaterial Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or
(i)(i) the Borrower or any Subsidiary (other than any Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 8.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or such Subsidiary (other than any Immaterial Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or
(j)the Borrower or any Subsidiary shall become unable, admit in writing its inability, or publicly declare its intention not to, or fail generally, to pay its debts as they become due; or
(k)one or more judgments for the payment of money in an aggregate amount in excess of the Threshold Amount (to the extent not covered by insurance) shall be rendered against the Borrower or any Subsidiary and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed or bonded, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or such Subsidiary to enforce any such judgment or the Borrower or any Subsidiary shall fail within sixty (60) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued; or
(l)an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or
(m)a Change of Control shall occur; or
(n)the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect; or
(o)except as permitted by the terms of any Collateral Document, (i) any Collateral Document shall for any reason fail to create a valid security interest in a material portion of the Collateral purported to be covered thereby other than by reason of any actions or failure to act by the Lender, or (ii) any Lien covering a material portion of the Collateral shall cease to be a perfected, first priority Lien other than by reason of any actions or failure to act by the Lender; or

(p)any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document except pursuant to the terms thereof; or
(q)any intercreditor agreement or subordination agreement at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder has been revoked or invalidated, or any Loan Party shall contest or support any other Person in any action that seeks to contest, the validity or effectiveness of any such intercreditor agreement or subordination agreement.
If a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Lender as determined in accordance with Section 10.01; and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the Lender, as required hereunder in Section 10.01.
8.02Remedies upon Event of Default.
If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:
(a)declare the commitment of the Lender to make Revolving Loans and L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Revolving Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)exercise all rights and remedies available to it under the Loan Documents or applicable Law or equity;
provided, that, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of the Lender to make Revolving Loans and L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Revolving Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Lender.
8.03Application of Funds.
After the exercise of remedies provided for in Section 8.02 (or after the Revolving Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Lender to pay fully all Secured Obligations then due hereunder, any amounts received on account of the Secured Obligations shall, subject to the provisions of Section

2.11, be applied by the Lender in its sole discretion. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets.
Article IX

CONTINUING GUARANTY
9.01Guaranty.
Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Secured Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided, that, (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor, and (b) the liability of each Guarantor individually with respect to this Loan Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any debtor under any Debtor Relief Laws. The Lender’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations. This Loan Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Loan Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
9.02Rights of Lender.
Each Guarantor consents and agrees that the Secured Parties may, to the extent permitted under this Agreement, any other Loan Document, or any other agreement with respect to the Secured Obligations, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Loan Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Lender in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Loan Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

9.03Certain Waivers.
Each Guarantor waives: (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Loan Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations. Each Guarantor waives any rights and defenses that are or may become available to it by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code.
9.04Obligations Independent.
The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Loan Guaranty whether or not the Borrower or any other person or entity is joined as a party.
9.05Subrogation.
No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Loan Guaranty until all of the Secured Obligations and any amounts payable under this Loan Guaranty have been indefeasibly paid and performed in full and the Revolving Commitment and the Revolving Facility are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.
9.06Termination; Reinstatement.
This Loan Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Loan Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this

Loan Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 9.06 shall survive termination of this Loan Guaranty.
9.07Stay of Acceleration.
If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.
9.08Condition of Borrower.
Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
9.09Appointment of Borrower.
Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that: (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf; (b) any notice or communication delivered by the Lender to the Borrower shall be deemed delivered to each Loan Party; and (c) the Lender may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.
9.10Right of Contribution.
The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law.
9.11Keepwell.
Each Loan Party that is a Qualified ECP Guarantor at the time the Loan Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IX voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 9.11 shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 9.11 to constitute, and this Section 9.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
Article X

MISCELLANEOUS
10.01Amendments, Etc.
No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Lender and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, (a) with respect to SOFR or Term SOFR, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document so long as, with respect to any such amendment effected, the Lender shall provide each such amendment implementing such Conforming Changes to the Borrower reasonably promptly after such amendment becomes effective, and (b) in connection with the implementation of a Successor Rate, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement, so long as, with respect to any such amendment effected, the Lender shall provide each such amendment implementing such Conforming Changes to the Borrower reasonably promptly after such amendment becomes effective.
10.02Notices; Effectiveness; Electronic Communications.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, to the address, fax number, e-mail address or telephone number specified for the Borrower or any other Loan Party or the Lender on Schedule 1.01.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).
(b)Electronic Communications.
(i)Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging,

and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Lender). The Lender or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures may be limited to particular notices or communications.
(i)~~(ii)~~    Unless the Lender otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (A) and (B), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)Change of Address, Etc. Each of the Borrower and the Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
(d)Reliance by Lender. The Lender shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Loan Notices, Letter of Credit Applications and Notice of Loan Prepayment) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording.
10.03No Waiver; Cumulative Remedies; Enforcement.
No failure by the Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
10.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Lender and its Affiliates (including but not limited to the reasonable fees, charges and disbursements of counsel for the Lender and due diligence expenses) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Lender in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable and documented out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of any counsel for the Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with Revolving Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Loans or Letters of Credit.
(b)Indemnification by the Loan Parties. The Loan Parties shall indemnify the Lender and each Related Party (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including ~~the~~any Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Revolving Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned, leased or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (y) result from a claim brought by the Borrower or any of its Subsidiaries against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Subsidiary has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01, this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any other Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Revolving Loan or Letter of Credit or the use of the proceeds thereof; provided, that, the foregoing shall in no event limit the Loan Parties’ indemnification obligations under Section 10.04(b) to the extent such special, indirect, consequential or punitive damages are included in any third-party claim in connection with which such Indemnitee is otherwise entitled to indemnification hereunder. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(d)Payments. All amounts due under this Section 10.04 shall be payable not later than thirty (30) days after demand therefor.
(e)Survival. The agreements in this Section 10.04 and the indemnity provisions of Section 10.02(d) shall survive the termination of the Revolving Commitment and the repayment, satisfaction or discharge of all the other Obligations.
10.05Payments Set Aside.
To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
10.06Successors and Assigns.
This Agreement is binding on each Loan Party’s and the Lender’s successors and assignees. Each Loan Party agrees that it may not assign this Agreement without the Lender’s prior written consent. The Lender may sell participations in or assign all or any portion of the Revolving Commitment and/or its outstanding Revolving Loans, and may exchange information about the Loan Parties (including any information regarding any hazardous substances) with actual or potential participants or assignees; provided, that, the consent of the Borrower (not to be unreasonably withheld or delayed) shall be required with respect to any such assignment unless ~~an~~a Specified Event of Default has occurred and is continuing at the time of such assignment. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower.
10.07Treatment of Certain Information; Confidentiality.
~~(a)~~ (a)    Treatment of Certain Information. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.07(a), to (A) any permitted assignee of or participant in, or any prospective permitted assignee of or participant in, any of its rights and obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facilities provided hereunder, (viii) with the consent of the Borrower or to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.07(a), or (B) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than the Borrower, or (ix) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 10.07(a). For purposes of this ~~Section 10.07~~Agreement, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided, that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07(a) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Lender in connection with the administration of this Agreement, the other Loan Documents and the Revolving Commitment. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person.
~~(b)~~ (b)    Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Lender or its Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Lender, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.
~~(c)~~ (c)    Customary Advertising Material. The Loan Parties consent to the publication by the Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.

10.08Right of Setoff.
If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or any other Loan Party now or hereafter existing under this Agreement or any other Loan Document to the Lender or its Affiliates, irrespective of whether or not the Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or any other Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of the Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Lender and its Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have under applicable Law. The Lender agrees to notify the Borrower promptly after any such setoff and application, provided, that the failure to give such notice shall not affect the validity of such setoff and application.
10.09Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Revolving Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10Integration; Effectiveness.
This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01 (as such Section was in effect on the Closing Date), this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
10.11Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Revolving Loan or any other

Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding and until the Facility Termination Date.
10.12Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.13Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE LENDER OR ANY RELATED PARTY IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION 10.13. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.14Waiver of Jury Trial; California Judicial Reference.
(a)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.14(a).
(b)    If the waiver of jury trial set forth in Section 10.14(a) is not enforceable, then any and all disputes or controversies of any nature arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the San Francisco County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638. Nothing in this Section 10.14(b) shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this Section 10.14(b).
10.15Subordination.
Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under the Loan Guaranty, to the indefeasible payment in full in cash of all Secured Obligations. If the Secured Parties so request, any such obligation or indebtedness of any such other

Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Without limitation of the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to intercompany indebtedness; provided, that, if any Loan Party receives any payment of any such indebtedness at a time when such payment is prohibited by this Section 10.15, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Lender.
10.16No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the services regarding this Agreement provided by the Lender and any Affiliate thereof are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Lender and its Affiliates, on the other hand, (ii) the Borrower and each of the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Lender and its Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (ii) neither the Lender nor any of its Affiliates has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Lender nor any of its Affiliates has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Lender or any of its Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.
10.17Electronic Execution; Electronic Records; Counterparts.
This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and the Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Lender may, at its option, create one or more copies of any

Communication in the form of an imaged Electronic Record (each, an “Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Lender is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, that, (a) to the extent the Lender has agreed to accept such Electronic Signature, the Lender shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of the Lender, Electronic Signature shall be promptly followed by a manually executed counterpart.
The Lender shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties hereby waives (a) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document, and (b) waives any claim against the Lender and each Related Party for any liabilities arising solely from the Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
10.18USA PATRIOT Act Notice.
The Lender hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107–56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow the Lender to identify the Borrower and each other Loan Party in accordance with the Patriot Act. The Borrower and each other Loan Party shall, promptly following a request by the Lender, provide all such other documentation and information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
10.19Acknowledgement Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
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